Filed Pursuant to Rule 424(b)(7)
Registration No. 333-272980

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities or a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 11, 2024

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated July 11, 2023)

Navigator Holdings Ltd.

6,000,000 Shares of Common Stock

This prospectus relates to the offer and sale by the selling shareholder identified in this prospectus supplement (the “Selling Shareholder”) of 6,000,000 shares of our common stock, $0.01 par value per share (“Common Stock”). All of the shares of Common Stock offered by the Selling Shareholder pursuant to this prospectus will be sold by the Selling Shareholder for its own account. We are not selling any shares of Common Stock in this offering and will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Shareholder in this offering.

Subject to the completion of this offering, we intend to purchase from the underwriters half of the total number of shares of our Common Stock offered by the Selling Shareholder in this offering (the “Stock Repurchase”), representing 3,000,000 shares, at a price per share equal to the price per share at which the underwriters will purchase the shares from the Selling Shareholder in this offering. The closing of the Stock Repurchase is expected to be concurrent with the closing of this offering. The shares of Common Stock repurchased in the Stock Repurchase will no longer be outstanding after this offering. The completion of the Stock Repurchase is contingent on the satisfaction of customary closing conditions and conditioned upon the completion of this offering. The completion of this offering is not conditioned upon the completion of the Stock Repurchase. We cannot assure you that this offering or the Stock Repurchase will be consummated. See “Prospectus Supplement Summary—Stock Repurchase” and “Stock Repurchase.”

Our shares of Common Stock are traded on the New York Stock Exchange (the “NYSE”) under the ticker symbol “NVGS.” The last reported sale price of our Common Stock on the NYSE on June 10, 2024 was $16.53 per share.

Investing in our Common Stock involves a high degree of risk. You should carefully consider the section entitled “Risk Factors” beginning on page S-10 of this prospectus supplement and page 7 of the accompanying base prospectus, and any risk factors included in the documents incorporated by reference into this prospectus supplement, before you make an investment in our securities.

	Per Share	Total
Public offering price(1)	$	$
Underwriting discounts and commissions(2)	$	$
Proceeds, before expenses, to the Selling Shareholder	$	$

(1)

The public offering price for the shares of our Common Stock offered to the public is $     per share. We intend to purchase from the underwriters half of the total number of shares of our Common Stock offered by the Selling Shareholder in this offering, representing 3,000,000 shares. The price for the shares of our Common Stock we intend to repurchase from the underwriters is $     per share, which is equal to the price per share at which the underwriters will purchase the shares from the Selling Shareholder in this offering.

(2)

The underwriting discount for the shares of our Common Stock offered to the public is $     per share. No underwriting discount or commissions will be paid to the underwriters with respect to the shares of our Common Stock we intend to purchase from the underwriters. See “Underwriting” for additional information regarding underwriting compensation.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Delivery of the shares of Common Stock is expected to be made on or about June     , 2024.

Joint Book-Running Managers

Citigroup	DNB Markets

Prospectus Supplement dated June     , 2024

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of shares of Common Stock and adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into the accompanying base prospectus. The second part is the accompanying base prospectus, which provides more general information about the Common Stock. Generally, when we refer only to the “prospectus,” we are referring to both this prospectus supplement and the accompanying base prospectus combined.

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This prospectus supplement and the accompanying base prospectus, which form a part of the registration statement, do not contain all of the information set forth in the registration statement. For further information with respect to us and our Common Stock, reference is made to the registration statement, including the exhibits thereto and the documents incorporated by reference therein. Statements contained in this prospectus supplement and the accompanying base prospectus as to the contents of any contract or other document referred to herein and therein are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. The registration statement and the exhibits can be obtained from the SEC as indicated under the section entitled “Where You Can Find More Information” in this prospectus supplement. You should read both this prospectus supplement and the accompanying base prospectus, together with such additional information and any documents incorporated by reference herein and therein as described under the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus supplement and the section entitled “Where You Can Find More Information” in the accompanying base prospectus, in their entirety before making an investment decision.

Any statement made in this prospectus or in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Please read the section entitled “Incorporation of Certain Information by Reference” in this prospectus supplement.

We have not, and the Selling Shareholder and the underwriters have not, authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus supplement, the accompanying base prospectus or any free writing prospectuses prepared by us or on our behalf relating to this offering of shares of Common Stock. We, the Selling Shareholder and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Shareholder is not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is accurate as of any date other than the respective dates of those documents or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement or the accompanying base prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. If any information varies between this prospectus supplement and the accompanying base prospectus, you should rely on this prospectus supplement.

Please read the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with, or furnish to, the SEC. This means that we can disclose important information to you by referring you to those filed or furnished documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying base prospectus. Information that we file later with the SEC, or information that we furnish later to the SEC (if such information is expressly incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus are a part), prior to the completion or termination of this offering will also be considered to be part of this prospectus supplement and the accompanying base prospectus and will automatically update and supersede previously filed or furnished information, including information contained in this document.

We hereby incorporate by reference the documents, or portions thereof as indicated therein, listed below:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on March 27, 2024 (our “2023 Annual Report”);

•	our Report on Form 6-K for the quarter ended March 31, 2024 furnished to the SEC on May 15, 2024 (but only PART I. of such Report on Form 6-K);

•	all subsequent Annual Reports on Form 20-F that we file with the SEC after the date of this prospectus supplement until the completion or termination of this offering;

•

certain Reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement until the completion or termination of this offering that we identify in such reports as being incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus are a part; and

•

the description of our Common Stock contained in our Registration Statement on  Form 8-A12B filed with the SEC on November 15, 2013, including any subsequent amendments or reports filed for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

Unless expressly incorporated by reference, nothing in this prospectus supplement or the accompanying base prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

You may obtain any of the documents incorporated by reference into this prospectus supplement from the SEC through its website as described under “Where You Can Find More Information” in this prospectus supplement. You may also request a copy of any document incorporated by reference into this prospectus supplement (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference into this document), at no cost, by visiting our website at www.navigatorgas.com, or by writing or calling us at the following address:

Navigator Holdings Ltd.

c/o NGT Services (UK) Ltd

10 Bressenden Place

London, SW1E 5DH

United Kingdom

+44 20 7340 4850

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including any amendments and exhibits to the registration statement) on Form F-3 regarding the securities covered by this prospectus supplement and the accompanying base prospectus. This prospectus supplement and the accompanying base prospectus, which form a part of the registration statement, do not contain all of the information found in the registration statement.

For further information regarding us and the securities offered in this prospectus supplement and the accompanying base prospectus, you should refer to the full registration statement, including its exhibits. With respect to references made in this prospectus supplement and the accompanying base prospectus to any contract, agreement or other document of Navigator Holdings (as defined herein), such references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. Each statement in this prospectus supplement and the accompanying base prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. You should read this prospectus supplement, the accompanying base prospectus and the documents that we reference in this prospectus supplement and the accompanying base prospectus and have filed as exhibits to the registration statement, of which this prospectus supplement and the accompanying base prospectus are a part, completely.

The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us, which you can access over the Internet at www.sec.gov. You may also obtain information about us on our website at www.navigatorgas.com. Information contained on, or that can be accessed through, our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC. Our shares of Common Stock are traded on the NYSE under the ticker symbol “NVGS.”

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, we are required to file with the SEC annual reports on Form 20-F within four months of our fiscal year-end, and furnish to the SEC other material information on Form 6-K. These reports and other information may be obtained from the SEC’s website as provided above. We will make our annual reports on Form 20-F filed with the SEC and our periodic reports furnished to the SEC available, free of charge, through our website, provided above, as soon as reasonably practicable after those reports are electronically filed with the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, including the filing of quarterly reports or current reports on Form 8-K. However, we intend to make available quarterly reports containing our unaudited interim financial information for the first three fiscal quarters of each fiscal year.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. You should read all such documents carefully, and you should pay special attention to the information contained under the section entitled “Risk Factors” in this prospectus supplement, the accompanying base prospectus, our 2023 Annual Report and other documents incorporated by reference into this prospectus supplement and the accompanying base prospectus, before deciding to buy our securities. You should also read the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement.

Unless we otherwise indicate or the context otherwise requires, all references in this prospectus supplement to “Navigator Holdings,” “our,” “we,” “us” and the “Company” refer to Navigator Holdings Ltd., a Marshall Islands corporation. As used in this prospectus supplement, unless we otherwise indicate or the context otherwise requires, references to “our fleet” or “our vessels” include the 56 vessels we owned and operated as of May 15, 2024.

Our Company

We are the owner and operator of 56 liquefied gas carriers, which includes the world’s largest fleet of handysize liquefied gas carriers. We also own a 50% share in an ethylene export marine terminal at Morgan’s Point, Texas on the Houston Ship Channel (the “Ethylene Export Terminal”) through a joint venture (the “Export Terminal Joint Venture”).

Our liquefied gas carrier fleet currently consists of 42 semi- or fully-refrigerated handysize liquefied gas carriers (which we define as those with capabilities between 15,000 and 24,999 cubic meters (“cbm”)), which includes five vessels in which we have a 60% ownership interest through our joint venture with Greater Bay Gas. In addition, we have five larger 37,300 – 38,000 cbm midsize liquefied gas carriers; five 12,000 cbm ethylene carriers; and four smaller 3,770 – 9,000 cbm semi-refrigerated liquefied gas carriers. Of our total fleet of 56 liquefied gas carriers, 25 are also ethylene or ethane capable.

Our handysize liquefied gas carriers typically transport liquefied petroleum gas (“LPG”) on short or medium routes that may be uneconomical for smaller vessels and can call at ports that are unable to support larger vessels due to limited onshore capacity, absence of fully-refrigerated loading infrastructure and/or vessel size restrictions. These handysize liquefied gas carriers are amongst the largest semi-refrigerated vessels in the world, which also makes them capable of transporting petrochemicals on long routes, typically intercontinental.

We play a vital role in the liquefied gas supply chain for energy companies, industrial consumers and commodity traders, with our sophisticated vessels providing an efficient and reliable ‘floating pipeline’ between the parties. We carry LPG for major international energy companies, state-owned utilities and reputable commodities traders. LPG, which consists of propane and butane, is a relatively clean alternative energy source with more than 1,000 applications, including as a heating, cooking and transportation fuel and as a petrochemical and refinery feedstock. LPG is a by-product of oil refining and natural gas extraction, and shale gas, principally from the United States.

We also carry petrochemical gases for numerous industrial users. Petrochemical gases, including ethylene, propylene, butadiene and vinyl chloride monomer, are derived from the cracking of petroleum feedstocks such as ethane, LPG and naphtha and are primarily used as raw materials in various industrial processes, like the manufacture of plastics, vinyl and rubber, with a wide application of end uses. Our vessels also carry ammonia for the producers of fertilizers, a main use of ammonia for the agricultural industry, and for ammonia traders.

The Ethylene Export Terminal, which includes an ethylene cryogenic storage tank with a capacity of 30,000 tons, has the capacity to export approximately one million tons of ethylene per year and is capable of loading ethylene-capable gas carriers at rates of 1,000 tons per hour. The Export Terminal Joint Venture entered into four take or pay offtake agreements, which had initial minimum terms of five years with aggregate minimum throughput commitments of 938,000 tons of ethylene annually, or 94.0% of the terminal’s nameplate capacity.

We, together with Enterprise Products Partners L.P., our joint venture partner, have agreed to participate in a capital project under our Export Terminal Joint Venture (the “Terminal Expansion Project”), which is expected to increase the export capacity from approximately one million tons per year to at least 1.55 million tons per year. Long lead items have been ordered, groundwork is progressing with irrigation and electricity preparations underway, and construction is expected to occur throughout 2024 with completion anticipated in the fourth quarter of 2024. The total capital contributions required from us to the Export Terminal Joint Venture for our share of the construction cost of the Terminal Expansion Project are expected to be approximately $130 million, of which we had made $43 million as of March 31, 2024. We expect to fund the remaining capital contributions using a combination of cash on hand, distributions from the Export Terminal Joint Venture during the course of the expansion and additional debt financing.

Navigator Holdings Ltd. was formed in 1997 as an Isle of Man public limited company for the purpose of building and operating a fleet of five semi-refrigerated, ethylene-capable liquefied gas carriers. In March 2008, we redomiciled as a corporation in the Republic of the Marshall Islands, and we maintain our principal executive offices at 10 Bressenden Place, London, SW1E 5DH, United Kingdom. Our telephone number at that address is +44 20 7340 4850. Our shares of Common Stock are traded on the NYSE under the ticker symbol “NVGS.” Our website address is www.navigatorgas.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC.

Recent Developments

Potential Redomiciliation

The Company is considering, and expects to pursue, a potential change in the corporate domicile of the Company from the Marshall Islands, where it is currently incorporated, to England and Wales. The Company’s principal executive office and a significant number of its employees are located in London, England. The potential redomiciliation is intended to better align the Company’s corporate structure with its current and future business activities and financing plans. The potential redomiciliation is subject to various approvals, including, among others, approval by the Board of Directors of the Company (the “Board”) and, if applicable, approval by the Company’s shareholders. The Company cannot predict yet when it will receive final approval of the redomiciliation by the Board or if, or when, the matter will be submitted to shareholders for their approval. The Company is continuing to consider the potential consequences of the potential redomiciliation, including potential effects on its shareholders. If ultimately approved and completed, we do not expect that the redomiciliation will have any material impact for our employees, on our day-to-day business and operations or on services to our customers. We cannot predict at this time when the potential redomiciliation will occur, if at all. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any securities in connection with the potential redomiciliation, nor an agreement or promise that any redomiciliation will occur, nor is it a solicitation of any vote, consent or approval in connection with the potential redomiciliation.

Investment in Early-Stage Ammonia Export Terminal

The Company intends to make an initial investment of $2.5 million as development capital in an early-stage ammonia export project (the “Ammonia Export Project”) on the U.S. Gulf coast area during the second quarter of

2024. Subject to the approval of the Board and the negotiation and execution of definitive documentation, the Company expects to have the option to make an additional investment of between $50 million and $100 million for the cost to construct the first train of the ammonia export terminal, if the project reaches final investment decision. Any additional investment in the Ammonia Export Project will be subject to the negotiation and execution of definitive documentation, Board and other approvals and other customary closing conditions. There can be no assurance that we will enter into definitive documentation for an investment in the Ammonia Export Project or that the project will reach final investment decision.

Stock Repurchase

Subject to the completion of this offering, we intend to purchase from the underwriters half of the total number of shares of our Common Stock offered by the Selling Shareholder in this offering, representing 3,000,000 shares, at a price per share equal to the price per share at which the underwriters will purchase the shares from the Selling Shareholder in this offering. No underwriting discount or commission will be paid to the underwriters in respect of the shares of our Common Stock purchased by us from the underwriters in the Stock Repurchase. The Stock Repurchase was approved and recommended to the Board by a special committee of the Board, which is comprised of disinterested and independent directors, and approved by the Board. The closing of the Stock Repurchase is expected to be concurrent with the closing of this offering. The shares of Common Stock repurchased in the Stock Repurchase will no longer be outstanding after this offering. The completion of the Stock Repurchase is contingent on the satisfaction of customary closing conditions and conditioned upon the completion of this offering. The completion of this offering is not conditioned upon the completion of the Stock Repurchase. We cannot assure you that this offering or the Stock Repurchase will be consummated. We intend to fund the Stock Repurchase with cash on hand.

The description of and the other information in this prospectus supplement regarding the Stock Repurchase is included solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any shares of Common Stock subject to the Stock Repurchase. See “Stock Repurchase.”

THE OFFERING

The following summary contains basic information about the shares of Common Stock being offered by this prospectus supplement and the accompanying base prospectus and is not complete. It does not contain all of the information that is important to you. For additional information, please refer to the sections entitled “Underwriting” and “Material Tax Considerations” in this prospectus supplement and “Description of the Common Stock” in the accompanying base prospectus.

Issuer	Navigator Holdings Ltd.

Selling Shareholder	BW Group Limited.

Common Stock Offered by the Selling Shareholder in this Offering	6,000,000 shares of Common Stock.

Stock Repurchase	Subject to the completion of this offering, we intend to purchase from the underwriters half of the total number of shares of our Common Stock offered by the Selling Shareholder in this offering, representing 3,000,000 shares, at a price per share equal to the price per share at which the underwriters will purchase the shares from the Selling Shareholder in this offering. No underwriting discount or commission will be paid to the underwriters in respect of the shares of our Common Stock purchased by us from the underwriters in the Stock Repurchase. The closing of the Stock Repurchase is expected to be concurrent with the closing of this offering. The shares of Common Stock repurchased in the Stock Repurchase will no longer be outstanding after this offering. The completion of the Stock Repurchase is contingent on the satisfaction of customary closing conditions and conditioned upon the completion of this offering. The completion of this offering is not conditioned upon the completion of the Stock Repurchase. We cannot assure you that this offering or the Stock Repurchase will be consummated.

The description of and the other information in this prospectus supplement regarding the Stock Repurchase is included solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any shares of Common Stock subject to the Stock Repurchase. See “—Stock Repurchase” and “Stock Repurchase.”

Shares of Common Stock Outstanding After this Offering and the Stock Repurchase	70,157,141 shares of Common Stock, assuming the Stock Repurchase is completed and the retirement and cancellation of all shares of Common Stock subject to the Stock Repurchase.

Shares of Common Stock Held by the Selling Shareholder After this Offering and the Stock Repurchase	15,890,748 shares of Common Stock (22.7% of the outstanding shares of Common Stock), assuming the Stock Repurchase is completed.

Use of Proceeds	The Selling Shareholder will receive all of the net proceeds from this offering. We are not selling any shares of Common Stock in this offering and will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Shareholder in this offering. See “Use of Proceeds.”

Dividend Policy	The Company’s current return of capital policy (the “Return of Capital Policy”), which is subject to operating needs and other circumstances, is based on paying out quarterly cash dividends of $0.05 per share of Common Stock and returning additional capital in the form of additional cash dividends and/or repurchases of Common Stock, such that the two elements combined equal at least 25% of net income for the applicable quarter.

On May 14, 2024, the Board declared a cash dividend of $0.05 per share of Common Stock for the quarter ended March 31, 2024, under the Return of Capital Policy, which will be payable on June 25, 2024, to all shareholders of record as of the close of business, New York time, on June 4, 2024.

We can give no assurance that dividends will be paid in the future in any amount or at all.

We are not required to pay a dividend and any determination to pay dividends and the timing and amount of any such dividend in the future will be at the discretion of the Board and will depend on, among other things, business conditions, our financial condition and results of operations, liquidity, profits, capital expenditures and commitments, market prospects, investment opportunities, the provisions of Marshall Islands law affecting the payment of dividends to shareholders, and the terms and restrictions of our existing and future credit facilities, other debt agreements and other contractual restrictions. Holders of our Common Stock are entitled to receive only such dividends as the Board may declare out of funds legally available for such payments. See “Dividend Policy.”

NYSE Listing	Our shares of Common Stock are traded on the NYSE under the ticker symbol “NVGS.”

Risk Factors	Investing in our Common Stock involves a high degree of risk. You should carefully consider the matters discussed under the section entitled “Risk Factors” beginning on page S-10 of this prospectus supplement and “Risk Factors” in our 2023 Annual Report, which is incorporated by reference into this prospectus, as well as the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus, before making a decision to invest in our Common Stock.

Unless we specifically state otherwise or the context otherwise requires, the share information in this prospectus supplement is based on 73,157,141 shares of our Common Stock issued and outstanding as of May 17, 2024, and excludes shares of Common Stock issuable upon exercise of outstanding options or vesting and settlement of equity awards and shares of Common Stock reserved for future issuance under any employee incentive plan or arrangement.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before acquiring any shares of our Common Stock pursuant to this prospectus, you should carefully consider the information contained in this prospectus supplement, the accompanying base prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein and any free writing prospectus prepared by us or on our behalf in connection with this offering, including, without limitation, the risks set forth in our 2023 Annual Report. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations, funds from operations and prospects, as well as the trading price of our Common Stock, and might cause you to lose all or a part of your investment in our Common Stock. Please also refer to the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Incorporation of Certain Information by Reference” in this prospectus supplement for more information.

Risks Related to this Offering and Our Common Stock

This offering is not conditioned on the closing of the Stock Repurchase, so the fully diluted ownership of our Common Stock may not give effect to the Stock Repurchase if it is not consummated.

This offering is not conditioned upon the closing of the Stock Repurchase. If we do not consummate the Stock Repurchase, your relative ownership percentage of our Common Stock will be less than it would be if we had completed the Stock Repurchase.

Future sales of our Common Stock could cause the market price of our Common Stock to decline.

Sales of a substantial number of our shares of Common Stock in the public market, or the perception that these sales could occur, may depress the market price for our Common Stock. These sales could also impair our ability to raise additional capital through the sale of our equity securities in the future. As of May 17, 2024, the Selling Shareholder and Ultranav International ApS, a wholly owned subsidiary of Naviera Ultranav Dos Limitada (“Ultranav”), our principal shareholders, owned 29.9% and 29.0% of our Common Stock, respectively.

The Selling Shareholder is offering 6,000,000 shares of our Common Stock. The amount of shares of our Common Stock offered by the Selling Shareholder hereunder represented approximately 8.2% of our outstanding Common Stock as of May 17, 2024.

In connection with this offering, the underwriting agreement includes lock-up undertakings with respect to our Common Stock, pursuant to which we and the Selling Shareholder are subject to certain issuance and sale restrictions for a period of 90 days following the date of the underwriting agreement. In addition, Ultranav and all of our directors and executive officers have agreed to enter into lock-up agreements with respect to their shares of our Common Stock, pursuant to which they will also be subject to certain sale restrictions for a period of 90 days following the date of the underwriting agreement. If this offering is completed, these lock-up arrangements would subject approximately 37.7 million shares of our Common Stock to a “lock-up” for a period of 90 days following the date of the underwriting agreement, assuming the Selling Shareholder sells 6,000,000 shares of our Common Stock in this offering and we repurchase half of such shares. The underwriters may waive or release parties to these lock-up agreements, which could adversely affect the price of our Common Stock. Please see “Underwriting” for a detailed description of these restrictions and certain exceptions to them.

Despite such lock-up provisions, or to the extent the underwriters waive or release parties to these provisions, the resale of all or a substantial portion of such shares of our Common Stock held by the Selling Shareholder, Ultranav or our directors and executive officers in the public market, or the perception that these sales might occur, could cause the market price of our Common Stock to decrease and may make it more difficult for us to sell our Common Stock in the future at a time and upon terms that we deem appropriate.

The trading price of shares of our Common Stock may be volatile, and purchasers of shares of our Common Stock could incur substantial losses.

The market price of shares of our Common Stock may be subject to significant fluctuations in response to actual or anticipated variations in our operating results or other factors beyond our control. In addition, the securities markets have from time to time experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations, as well as general market, economic and political conditions, such as recessions, tariffs or potential application thereof, loss of investor confidence or interest rate changes, may negatively affect our business and the market price of shares of our Common Stock. If any of the foregoing occurs, it could cause our share price to fall and may result in purchasers of shares of our Common Stock losing some or all of the value of their investment in our Common Stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying base prospectus (including the documents incorporated by reference herein or therein) contain certain forward-looking statements concerning plans and expectations of management for future operations or economic performance, or assumptions related thereto, including our financial forecast, and plans and expectations regarding (i) the Company’s potential redomiciliation, the approvals thereof and the potential benefits and effects thereof and (ii) the timing, approvals and negotiation and execution of definitive documentation with respect to the Ammonia Export Project. In addition, we and our representatives may from time to time make other oral or written statements that are also forward-looking statements. Such statements include, in particular, statements about our plans, strategies, business prospects, changes and trends in our business and the markets in which we operate, as described in this prospectus supplement and the accompanying base prospectus (including the documents incorporated by reference herein or therein). In some cases, you can identify the forward-looking statements by the use of words such as “may,” “could,” “should,” “would,” “expect,” “plan,” “anticipate,” “intend,” “forecast,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue,” “scheduled,” or the negative of these terms or other comparable terminology. Forward-looking statements appear in a number of places in this prospectus supplement and the accompanying base prospectus (including the documents incorporated by reference herein or therein). Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. The following are some but not all of the factors that could cause actual results or events to differ materially from anticipated results or events:

•	future operating or financial results;

•	potential acquisitions and joint ventures, business strategy and expected capital spending;

•	operating expenses, availability of crew, number of offhire days, drydocking requirements and insurance costs;

•	fluctuations in currencies and interest rates;

•	general market conditions and shipping market trends, including charter rates and factors affecting vessel supply and demand;

•	our ability to continue to comply with all our debt covenants;

•

our financial condition and liquidity, including our ability to refinance our indebtedness as it matures or obtain additional financing in the future to fund capital expenditures, acquisitions and other corporate activities;

•	future capital expenditures needed to preserve our capital base;

•	the availability of vessels to purchase or the useful lives of our vessels;

•	our continued ability to enter into short-term or long-term, fixed-rate time charters or voyage charters with our customers;

•	our vessels engaging in ship to ship transfers of LPG or petrochemical cargoes which may ultimately be discharged in sanctioned areas or to sanctioned individuals without our knowledge;

•	the impact of the Russian invasion of Ukraine and economic sanctions related thereto;

•	the conflict between Israel and Hamas in the Gaza region and other geopolitical tensions;

•	our ability to employ and retain suitably experienced commercial and technical staff;

•	changes in governmental rules and regulations or actions taken by regulatory authorities;

•	the risk inherent in marine transportation, including any incident involving significant loss of product or environmental contamination by any of our vessels;

•	our ability to manage obligations, liabilities, or responsibilities, arising from any regulatory environment emission trading or compliance schemes;

•	global epidemics or other health crises such as the outbreak of COVID-19, including its impact on our business;

•	liability from future litigation;

•	our share repurchases and the payment of dividends to our shareholders including under any return of capital policy;

•	our ability to maintain appropriate internal control over financial reporting and our disclosure controls and procedures;

•	failure of a key information technology system or process or exposure to fraud, security breaches or cyber-attacks;

•	the impact of cyber crime and changing the financial fraud environment;

•

the financial performance of the Ethylene Export Terminal and our related Export Terminal Joint Venture and the completion of construction and financing, and the financial success, of our agreement with our joint venture partner to invest in the extension of the Ethylene Export Terminal;

•	the financial performance of the Luna Pool and Unigas Pool;

•	whether the potential redomiciliation is ultimately approved and completed and the impacts thereof;

•	the viability of, and the financial success of our investment in, the Ammonia Export Project;

•	other factors discussed in “Risk Factors” of our 2023 Annual Report; and

•	certain factors discussed elsewhere in this prospectus supplement and the accompanying base prospectus (including information incorporated by reference herein or therein).

All forward-looking statements included in this prospectus supplement and the accompanying base prospectus (including information incorporated by reference herein or therein) are made as of the respective dates of those documents only. New factors that could cause actual results or events to differ materially from anticipated results or events emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results or events to be materially different from those contained in any forward-looking statement. We expressly disclaim any obligation to update or revise any of these forward-looking statements, whether because of future events, new information, a change in our views or expectations, or otherwise. We make no prediction or statement about the performance of our Common Stock.

You should read this prospectus supplement, the accompanying base prospectus (including information incorporated by reference herein or therein) and the documents that we reference in this prospectus supplement and the accompanying base prospectus and have filed as exhibits to the registration statement, of which this prospectus supplement and the accompanying base prospectus are a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

STOCK REPURCHASE

Subject to the completion of this offering, we intend to purchase from the underwriters half of the total number of shares of our Common Stock offered by the Selling Shareholder in this offering, representing 3,000,000 shares, at a price per share equal to the price per share at which the underwriters will purchase the shares from the Selling Shareholder in this offering. No underwriting discount or commission will be paid to the underwriters in respect of the shares of our Common Stock purchased by us from the underwriters in the Stock Repurchase. The Stock Repurchase was approved and recommended to the Board by a special committee of the Board, which is comprised of disinterested and independent directors, and approved by the Board. The closing of the Stock Repurchase is expected to be concurrent with the closing of this offering. The shares of Common Stock repurchased in the Stock Repurchase will no longer be outstanding after this offering. The completion of the Stock Repurchase is contingent on the satisfaction of customary closing conditions and conditioned upon the completion of this offering. The completion of this offering is not conditioned upon the completion of the Stock Repurchase. We cannot assure you that this offering or the Stock Repurchase will be consummated. We intend to fund the Stock Repurchase with cash on hand.

The description of and the other information in this prospectus supplement regarding the Stock Repurchase is included solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any shares of Common Stock subject to the Stock Repurchase.

USE OF PROCEEDS

All of the shares of Common Stock offered by the Selling Shareholder pursuant to this prospectus will be sold by the Selling Shareholder for its own account. We are not selling any shares of Common Stock in this offering and will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Shareholder in this offering.

Pursuant to the Investor Rights Agreement (as defined herein) between the Selling Shareholder and the Company, the Selling Shareholder will pay all underwriting discounts, selling commissions, and stock transfer taxes incurred by the Selling Shareholder in connection with this offering, the fees and expenses of its counsel beyond the one law firm paid for by the Company, and any other fees and expenses in connection with this offering required by applicable law to be paid by the Selling Shareholder. We will bear all other fees and expenses incurred in connection with this offering and the fees and expenses of counsel to the Selling Shareholder (limited to one law firm for the Selling Shareholder). See “Selling Shareholder” and “Underwriting.”

DIVIDEND POLICY

The Company’s current Return of Capital Policy, which is subject to operating needs and other circumstances, is based on paying out quarterly cash dividends of $0.05 per share of Common Stock and returning additional capital in the form of additional cash dividends and/or repurchases of Common Stock, such that the two elements combined equal at least 25% of net income for the applicable quarter.

On May 14, 2024, the Board declared a cash dividend of $0.05 per share of Common Stock for the quarter ended March 31, 2024, under the Return of Capital Policy, which will be payable on June 25, 2024, to all shareholders of record as of the close of business, New York time, on June 4, 2024.

We can give no assurance that dividends will be paid in the future in any amount or at all. Declarations of any dividends in the future, and the amount of any such dividend, are subject to the discretion of the Board. The Return of Capital Policy does not oblige the Company to pay any dividends and it may be suspended, discontinued or modified by the Company at any time, for any reason.

We are not required to pay a dividend and any determination to pay dividends and the timing and amount of any such dividend in the future will be at the discretion of the Board and will depend on, among other things, business conditions, our financial condition and results of operations, liquidity, profits, capital expenditures and commitments, market prospects, investment opportunities, the provisions of Marshall Islands law affecting the payment of dividends to shareholders, and the terms and restrictions of our existing and future credit facilities, other debt agreements and other contractual restrictions. Holders of our Common Stock are entitled to receive only such dividends as the Board may declare out of funds legally available for such payments.

SELLING SHAREHOLDER

The following table sets forth information regarding beneficial ownership of our Common Stock for the Selling Shareholder as of May 17, 2024, prior to and after giving effect to the sale of shares of our Common Stock by the Selling Shareholder in this offering, including the Stock Repurchase. We have determined beneficial ownership in accordance with the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, and the information is not necessarily indicative of beneficial ownership for any other purpose. In computing the number of shares of Common Stock beneficially owned by and the percentage ownership of a person, we have included shares of Common Stock that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares of Common Stock, however, are not included in the computation of the percentage ownership of any other person.

We have prepared the table and the related notes based on information supplied to us by the Selling Shareholder on or prior to May 17, 2024. We have not sought to verify such information.

The ownership percentages in the following table reflect the percentage of our Common Stock beneficially owned. The percentage of Common Stock owned prior to this offering set forth in the following table is based on 73,157,141 shares of our Common Stock outstanding as of May 17, 2024, and the percentage of Common Stock owned after this offering is based on 70,157,141 shares of our Common Stock outstanding as of May 17, 2024 after giving effect to this offering and to the retirement and cancellation of half of the total number of shares of our Common Stock offered by the Selling Shareholder in this offering, representing 3,000,000 shares.

	Common Stock Owned Prior to this Offering		Shares of Common Stock Offered Hereby	Common Stock Owned After this Offering(2)
Name	Shares	Percentage		Shares	Percentage(3)
BW Group Limited(1)	21,890,748	29.9%	6,000,000	15,890,748	22.7%

(1)

Based solely on the information furnished to us by the Selling Shareholder, all such shares of Common Stock are held directly by BW Group Limited. The address of BW Group Limited is Washington Mall Phase 2, 4th Floor, Suite 400, 22 Church Street, HM 1189, Hamilton, Pembroke, HM EX, Bermuda.

(2)

Represents the number of shares of Common Stock that will be beneficially owned by the Selling Shareholder after completion of this offering based on the assumption that no other shares of Common Stock will be acquired prior to completion of this offering by the Selling Shareholder. Subject to the lock-up arrangements described under “Underwriting,” the Selling Shareholder may sell other shares of Common Stock that it may own pursuant to another registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or sell some or all of its shares of Common Stock pursuant to an exemption from the registration requirements of the Securities Act, including under Rule 144 promulgated thereunder or any successor rule. To our knowledge, except as disclosed herein, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of Common Stock that may be held by the Selling Shareholder after completion of this offering or otherwise.

(3)	Assumes the Stock Repurchase is consummated and the retirement and cancellation of all shares of Common Stock subject to the Stock Repurchase.

Material Relationships with the Selling Shareholder

On December 22, 2020, we entered into an investor rights agreement with BW Group Limited (the “Investor Rights Agreement”), which provides BW Group Limited with the right to designate up to two members of the Board (provided that BW Group Limited maintains certain ownership levels) and with certain registration rights and informational rights, in each case subject to the terms and conditions of the Investor Rights Agreement. In connection with the Company’s issuance in August 2021 of 21,202,671 shares of Common Stock to Naviera Ultranav Limitada as consideration for the acquisition of the fleet and businesses of Ultragas ApS, the Company amended and restated the Investor Rights Agreement to conform the terms of the Investor Rights Agreement with an investor rights agreement, dated August 4, 2021, entered into with Ultranav International S.A. and Ultranav Denmark ApS related to such acquisition.

After the completion of this offering and the Stock Repurchase, we expect the Selling Shareholder will hold at least 20% of the outstanding shares of our Common Stock. As such, pursuant to the Investor Rights Agreement (and subject to the terms and conditions therein), the Selling Shareholder will continue to be entitled to, among other things, designate a total of two designees to be nominated by the Company to serve as directors of the Company.

For more information about our relationship with the Selling Shareholder, see “Major Shareholders and Related Party Transactions—Related Party Transactions” in Item 7 of our 2023 Annual Report, which is incorporated by reference herein.

Relationship with Ultranav

Ultranav, one of our principal shareholders, is not a selling shareholder in this offering. After the completion of this offering and the Stock Repurchase, we expect Ultranav will hold approximately 30.2% of the outstanding shares of our Common Stock, based on 73,157,141 shares of our Common Stock outstanding as of May 17, 2024, assuming the Selling Shareholder sells 6,000,000 shares of our Common Stock in this offering and we repurchase half of such shares. In connection with this offering, Ultranav has agreed to enter into a lock-up agreement with respect to its shares of our Common Stock pursuant to which its shares of our Common Stock will be subject to certain sale restrictions for a “lock-up” period of 90 days following the date of the underwriting agreement. See “Underwriting.”

MATERIAL TAX CONSIDERATIONS

Material U.S. Federal Income Tax Considerations

The following is a discussion of the material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (each as defined herein) of owning and disposing of our Common Stock. This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated under the Code, and administrative rulings and court decisions, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. Changes in these authorities may cause the tax consequences of owning or disposing of our Common Stock to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to “we,” “our” or “us” are references to Navigator Holdings Ltd. The following discussion applies only to beneficial owners of our Common Stock that own shares of Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, for investment purposes) and is not intended to be applicable to categories of potential investors that are subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers or traders in securities who use a mark-to-market method of tax accounting;

•	tax-exempt organizations;

•	retirement plans or individual retirement accounts;

•	former citizens or long-term residents of the United States;

•	U.S. Holders that own, actually or constructively, 10% or more (by vote or value) of our outstanding stock;

•	persons that hold their Common Stock as part of a straddle, conversion, constructive sale or integrated transaction for U.S. federal income tax purposes;

•	partnerships or other pass-through entities or arrangements and their owners; or

•	U.S. Holders who have a functional currency other than the U.S. dollar.

If a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our Common Stock, the tax treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership that is considering an investment in our Common Stock, we encourage you to consult your own tax advisor regarding the tax consequences to you of the partnership’s ownership and disposition of our Common Stock.

No ruling has been or will be requested from the U.S. Internal Revenue Service (the “IRS”) regarding any matter affecting us or our shareholders. The statements made herein may be challenged by the IRS and, if so challenged, may not be sustained upon review in a court. This discussion does not contain information regarding any U.S. state or local taxes, any U.S. federal taxes other than U.S. federal income taxes, the alternative minimum tax, or any non-U.S. taxes concerning the ownership or disposition of our Common Stock.

THIS DISCUSSION DOES NOT ADDRESS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE IMPORTANT TO A PARTICULAR SHAREHOLDER IN LIGHT OF SUCH SHAREHOLDER’S INDIVIDUAL CIRCUMSTANCES. ACCORDINGLY, EACH PROSPECTIVE SHAREHOLDER IS URGED TO CONSULT ITS TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF OWNING AND DISPOSING OF OUR COMMON STOCK.

Status as a Corporation

We are treated as a corporation for U.S. federal income tax purposes. As a result, neither U.S. Holders nor Non-U.S. Holders will be directly subject to U.S. federal income tax on our income, but rather will be subject to U.S. federal income tax on distributions received from us and dispositions of shares as described below.

U.S. Federal Income Taxation of U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of our Common Stock that is:

•	an individual U.S. citizen or resident (as determined for U.S. federal income tax purposes);

•	a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) organized under the laws of the United States or its political subdivisions;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (i) a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

Distributions

Subject to the discussion below of the rules applicable to PFICs (as defined herein), any distributions to a U.S. Holder made by us with respect to our Common Stock generally will constitute dividends to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in its Common Stock and thereafter as capital gain. U.S. Holders that are corporations generally will not be entitled to claim a dividend received deduction with respect to distributions they receive from us. Dividends received with respect to our Common Stock generally will be treated as “passive category income” for purposes of computing allowable foreign tax credits for U.S. federal income tax purposes.

Dividends received with respect to our Common Stock by a U.S. Holder that is an individual, trust or estate, or a “U.S. Individual Holder,” generally will be treated as “qualified dividend income,” which is taxable to such U.S. Individual Holder at preferential tax rates, provided that: (i) our Common Stock is readily tradable on an established securities market in the United States (such as the NYSE, on which our Common Stock is listed); (ii) we are not a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year (which we do not believe we are, have been or will be, as discussed below under “—PFIC Status and Significant Tax Consequences”); (iii) the U.S. Individual Holder has owned the Common Stock for more than 60 days during the 121-day period beginning 60 days before the date on which the Common Stock become ex-dividend (and has not entered into certain risk limiting transactions with respect to such Common Stock); and (iv) the U.S. Individual Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. Because of the uncertainty of these matters, including whether we are or will be a PFIC, there is no assurance that any dividends paid on our Common Stock will be eligible for these preferential rates in the hands of a U.S. Individual Holder, and any dividends paid on our Common Stock that are not eligible for these preferential rates will be taxed as ordinary income to a U.S. Individual Holder.

Special rules may apply to any amounts received in respect of our Common Stock that are treated as “extraordinary dividends.” In general, an extraordinary dividend is a dividend with respect to a share of our Common Stock that is equal to or in excess of 10% of a shareholder’s adjusted tax basis (or fair market value upon the shareholder’s election) in such share. In addition, extraordinary dividends include dividends received within a one-year period that, in the aggregate, exceed 20% of a shareholder’s adjusted tax basis (or fair market value). If we pay an “extraordinary dividend” on shares of our Common Stock that is treated as “qualified dividend income,” then any loss recognized by a U.S. Individual Holder from the sale or exchange of such shares will be treated as long-term capital loss to the extent of the amount of such dividend.

Sale, Exchange or other Disposition of Common Stock

Subject to the discussion of PFICs below, a U.S. Holder generally will recognize taxable gain or loss upon a sale, exchange or other disposition of shares of our Common Stock in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s adjusted tax basis in such shares. The U.S. Holder’s initial tax basis in its Common Stock generally will be the U.S. Holder’s purchase price for the shares of Common Stock, and such initial tax basis will be reduced (but not below zero) by the amount of any distributions on the shares that are treated as non-taxable returns of capital (as discussed above under “—Distributions”). Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year at the time of the sale, exchange or other disposition. Certain U.S. Holders (including individuals) may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. A U.S. Holder’s ability to deduct capital losses is subject to limitations. Such capital gain or loss generally will be treated as U.S.-source income or loss, as applicable, for U.S. foreign tax credit purposes.

PFIC Status and Significant Tax Consequences

Adverse U.S. federal income tax rules apply to a U.S. Holder that owns an equity interest in a non-U.S. corporation that is classified as a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which such U.S. Holder held our Common Stock, either:

•

at least 75% of our gross income (including the gross income of our vessel-owning subsidiaries) for such taxable year consists of passive income (for example, dividends, interest, capital gains from the sale or exchange of investment property and rents derived other than in the active conduct of a rental business), or

•	at least 50% of the average value of the assets held by us (including the assets of our vessel-owning subsidiaries) during such taxable year produce, or are held for the production of, passive income.

Income earned or treated as earned (for U.S. federal income tax purposes) by us in connection with the performance of services should not constitute passive income for PFIC purposes. By contrast, rental income generally would constitute passive income unless we were treated as deriving our rental income in the active conduct of a trade or business under the applicable rules.

Based on our current and projected method of operation we believe that we were not a PFIC for the 2023 taxable year, and we expect that we will not be treated as a PFIC for the current or any future taxable year. We believe that more than 25% of our gross income for each such taxable year was or will be non-passive income, and more than 50% of the average value of our assets for each such taxable year was or will be held for the production of such non-passive income. This belief is based on certain valuations and projections regarding our assets, income and charters, and the validity of such belief is conditioned on the accuracy of such valuations and projections. While we believe such valuations and projections to be accurate, the shipping market is volatile and no assurance can be given that our assumptions and conclusions will continue to be accurate at any time in the future.

Moreover, there are legal uncertainties involved in determining whether the income derived from our time-chartering activities constitutes rental income or income derived from the performance of services. In Tidewater Inc. v. United States, 565 F.3d 299 (5th Cir. 2009), the U.S. Court of Appeals for the Fifth Circuit (the “Fifth Circuit”) held that income derived from certain time-chartering activities should be treated as rental income rather than services income for purposes of a provision of the Code relating to foreign sales corporations. In that case, the Fifth Circuit did not address the definition of passive income or the PFIC rules; however, the reasoning of the case could have implications as to how the income from a time charter would be classified under such rules. If the reasoning of the case were extended to the PFIC context, the gross income we derive from our time-chartering activities may be treated as rental income, and we would likely be treated as a PFIC. In published guidance, the IRS stated that it disagreed with the holding in Tidewater and specified that time charters similar to those at issue in Tidewater should be treated as service contracts.

Distinguishing between arrangements treated as generating rental income and those treated as generating services income involves weighing and balancing competing factual considerations, and there is no legal authority under the PFIC rules addressing our specific method of operation. Conclusions in this area therefore remain matters of interpretation. We are not seeking a ruling from the IRS on the treatment of income generated by our time-chartering operations, and it is possible that the IRS or a court could disagree with our position. In addition, although we intend to conduct our affairs in a manner to avoid being classified as a PFIC with respect to any taxable year, we cannot assure shareholders that the nature of our operations will not change in the future—notwithstanding our present expectations—and that we will not become a PFIC in any future taxable year.

As discussed more fully below, if we were to be treated as a PFIC for any taxable year (and regardless of whether we remain a PFIC for subsequent taxable years), a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder makes an election to treat us as a “Qualified Electing Fund,” which we refer to as a “QEF election.” As an alternative to making a QEF election, a U.S. Holder should be able to make a “mark-to-market” election with respect to our Common Stock, as discussed below. If we are a PFIC, a U.S. Holder will be subject to the PFIC rules described herein with respect to any of our subsidiaries that are PFICs. However, the mark-to-market election discussed below generally will not be available with respect to shares of a PFIC subsidiary. In addition, if a U.S. Holder owns our Common Stock during any taxable year that we are a PFIC, such holder must file an annual report with the IRS.

Taxation of U.S. Holders Making a Timely QEF Election

A U.S. Holder that makes a timely QEF election (an “Electing Holder”) must report for U.S. federal income tax purposes such Electing Holder’s pro rata share of our ordinary earnings and net capital gain, if any, for our taxable years that end with or within their taxable year, regardless of whether the Electing Holder received distributions from us in that year. The Electing Holder’s adjusted tax basis in its shares of our Common Stock will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that were previously taxed will result in a corresponding reduction in the Electing Holder’s adjusted tax basis in its shares of Common Stock and will not be taxed again once distributed. An Electing Holder generally will recognize capital gain or loss on the sale, exchange or other disposition of our Common Stock. A U.S. Holder makes a QEF election with respect to any year that we are a PFIC by filing IRS Form 8621 with such U.S. Holder’s U.S. federal income tax return. If, contrary to our expectations, we determine that we are treated as a PFIC for any taxable year, we expect to provide each U.S. Holder with the information necessary to make the QEF election described above. Although the QEF election is available with respect to PFIC subsidiaries, in the event we are treated as a PFIC for any taxable year and acquire or own a subsidiary in the future that is treated as a PFIC, no assurances can be made that we will be able to provide U.S. Holders with the necessary information to make the QEF election with respect to such subsidiary.

Taxation of U.S. Holders Making a “Mark-to-Market” Election

If we were to be treated as a PFIC for any taxable year and, as we anticipate, our Common Stock was treated as “marketable stock,” then, as an alternative to making a QEF election, a U.S. Holder would be allowed to make a mark-to-market election with respect to our Common Stock, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If a mark-to-market election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the U.S. Holder’s shares of Common Stock at the end of the taxable year over the U.S. Holder’s adjusted tax basis in its shares of Common Stock. The U.S. Holder also would be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in its shares over the fair market value thereof at the end of the taxable year, but only to the extent of the net amount previously included in income by the U.S. Holder as a result of the mark-to-market election. A U.S. Holder’s tax basis in its shares of Common Stock would be adjusted to reflect any such income or loss recognized. Gain recognized on the sale, exchange or other disposition of our Common Stock would be treated as ordinary income, and any loss recognized on the sale, exchange or other disposition of the Common Stock would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder. Because the mark-to-market election only applies to marketable stock, it would not apply to a U.S. Holder’s indirect interest in any of our subsidiaries that were determined to be PFICs.

Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election

If we were to be treated as a PFIC for any taxable year, a U.S. Holder who does not make either a QEF election or a “mark-to-market” election for that year (a “Non-Electing Holder”) would be subject to special rules resulting in increased liability with respect to (i) any excess distribution (that is, the portion of any distributions received by the Non-Electing Holder on our Common Stock in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for the shares) and (ii) any gain realized on the sale, exchange or other disposition of the shares. Under these special rules:

•	the excess distribution or gain would be allocated ratably over the Non-Electing Holder’s aggregate holding period for the Common Stock;

•

the amount allocated to the current taxable year and any taxable year prior to the taxable year we were first treated as a PFIC with respect to the Non-Electing Holder would be taxed as ordinary income; and

•

the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayers for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such year.

If we were treated as a PFIC for any taxable year and a Non-Electing Holder who is an individual, dies while owning our Common Stock, such holder’s successor generally would not receive a step-up in tax basis with respect to the Common Stock.

Medicare Tax on Net Investment Income

Certain U.S. Holders, including individuals, estates and trusts, will be subject to an additional 3.8% Medicare tax on, among other things, dividends and capital gains from the sale or other disposition of equity interests in a corporation. For individuals, the additional Medicare tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by deductions that are allocable to such income. Shareholders are urged to consult their tax advisors regarding the implications of the additional Medicare tax resulting from their ownership and disposition of our Common Stock.

U.S. Federal Income Taxation of Non-U.S. Holders

As used herein, the term “Non-U.S. Holder” means a beneficial owner of our Common Stock that is an individual, corporation, estate or trust for U.S. federal income tax purposes and is not a U.S. Holder.

Distributions

Distributions we pay to a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax if the Non-U.S. Holder is not engaged in a U.S. trade or business. If the Non-U.S. Holder is engaged in a U.S. trade or business, our distributions will be subject to U.S. federal income tax, generally in the same manner as a

U.S. Holder, to the extent they constitute income effectively connected with the Non-U.S. Holder’s U.S. trade or business. In addition, the after-tax earnings and profits attributable to effectively connected dividends of a Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes generally will be subject to U.S. branch profits tax at a rate of 30% (or lower rate pursuant to an applicable income tax treaty), subject to certain adjustments. However, distributions paid to a Non-U.S. Holder that is engaged in a U.S. trade or business may be exempt from U.S. taxation under an income tax treaty if the income arising from the distribution is not attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder.

Disposition of Shares

In general, a Non-U.S. Holder is not subject to U.S. federal income tax or withholding tax on any gain resulting from the disposition of our Common Stock provided the Non-U.S. Holder is not engaged in a U.S. trade or business. A Non-U.S. Holder that is engaged in a U.S. trade or business will be subject to U.S. federal income tax (generally in the same manner as a U.S. Holder) in the event the gain from the disposition of shares is effectively connected with the conduct of such U.S. trade or business. In addition, the after-tax earnings and profits attributable to effectively connected gain of a Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes generally will be subject to U.S. branch profits tax at a rate of 30% (or lower rate pursuant to an applicable income tax treaty), subject to certain adjustments. Gain derived by a Non-U.S. Holder that is engaged in a U.S. trade or business may be exempt from U.S. taxation under an income tax treaty if such gain is not attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder. However, even if not engaged in a U.S. trade or business, individual Non-U.S. Holders may be subject to tax on gain resulting from the disposition of our Common Stock if they are present in the United States for 183 days or more during the taxable year in which those shares are disposed and meet certain other requirements.

Backup Withholding and Information Reporting

In general, payments to a non-corporate U.S. Holder of distributions or the proceeds of a disposition of common stock will be subject to information reporting. These payments to a non-corporate U.S. Holder also may be subject to backup withholding if the non-corporate U.S. Holder:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the IRS that he has failed to report all interest or corporate distributions required to be reported on their U.S. federal income tax returns; or

•	in certain circumstances, fails to comply with applicable certification requirements.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on IRS Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP or W-8IMY, as applicable.

Backup withholding is not an additional tax. Rather, a shareholder generally may obtain a credit for any amount withheld against its liability for U.S. federal income tax (and obtain a refund of any amounts withheld in excess of such liability) by timely filing a U.S. federal income tax return with the IRS.

In addition, individual citizens or residents of the United States holding certain “foreign financial assets” (which generally includes stock and other securities issued by a foreign person unless held in an account maintained by certain financial institutions) that exceed certain thresholds (the lowest being holding foreign financial assets with an aggregate value in excess of: (1) $50,000 on the last day of the tax year or (2) $75,000 at any time during the tax year) are required to report information relating to such assets. Significant penalties may apply for failure to satisfy the reporting obligations described above. Our shareholders should consult their tax advisors regarding their reporting obligations, if any, that would result from their purchase, ownership or disposition of our Common Stock.

Republic of the Marshall Islands Tax Consequences

The following is the opinion of Watson Farley & Williams LLP, our counsel as to matters of the laws of the Republic of the Marshall Islands, and the current laws of the Republic of the Marshall Islands applicable only to persons who are not citizens of and do not reside in, maintain offices in or carry on business or conduct transactions in the Republic of the Marshall Islands.

Because we and our subsidiaries do not and assuming we and our subsidiaries continue not to carry on business or conduct transactions in the Republic of the Marshall Islands, and because all documentation related to this offering and assuming all documentation relating to future offerings will be executed outside of the Republic of the Marshall Islands, under current Republic of the Marshall Islands law, you will not be subject to Republic of the Marshall Islands taxation or withholding on dividends we make to you as a shareholder. In addition, you will not be subject to Republic of the Marshall Islands stamp, capital gains or other taxes on the purchase, ownership or disposition of Common Stock, and you will not be required by the Republic of the Marshall Islands to file a tax return relating to your ownership of Common Stock.

THE MARSHALL ISLANDS TAX CONSEQUENCES RELATING TO THE NAVIGATOR HOLDINGS COMMON STOCK ARE COMPLEX. THE FOREGOING COMMENTS DO NOT ADDRESS ALL ASPECTS OF THE MARSHALL ISLANDS TAX THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF NAVIGATOR HOLDINGS COMMON STOCK. ALL HOLDERS AND PROSPECTIVE HOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISOR.

UNDERWRITING

Citigroup Global Markets Inc. and DNB Markets, Inc. are acting as joint book-running managers of the offering. Subject to the terms and conditions stated in the underwriting agreement dated as of the date of this prospectus supplement, each underwriter named below has agreed, severally and not jointly, to purchase, and the Selling Shareholder has agreed to sell to that underwriter, the number of shares set forth opposite the underwriter’s name.

Underwriter	Number of Shares
Citigroup Global Markets Inc.
DNB Markets, Inc.

Total	6,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares if they purchase any of the shares.

Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $     per share. If all the shares are not sold at the offering price, the underwriters may change the offering price and the other selling terms.

We, our executive officers and directors, and the Selling Shareholder and Ultranav have agreed that, for a period of 90 days from the date of the underwriting agreement, we and they will not, without the prior written consent of Citigroup Global Markets Inc. and DNB Markets, Inc., offer, sell, contract to sell, pledge or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, other than (x) with respect to the Company, any issuance or sale by the Company of Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect as of the date of the underwriting agreement or issuance by the Company of Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding as of the date of the underwriting agreement, (y) with respect to the Selling Shareholder, shares of Common Stock disposed of as bona fide gifts and (z) with respect to other parties, shares of Common Stock disposed of as bona fide gifts, transfers of Common Stock by will or intestacy or transfers of Common Stock by operation of law, such as pursuant to a qualified domestic order, divorce decree or separation agreement; provided that, with respect to clauses (y) and (z), each transferee will execute and deliver to the underwriters a lock-up agreement in respect of the remainder of the 90-day period.

Our shares of Common Stock are traded on the NYSE under the ticker symbol “NVGS.”

Subject to the completion of this offering, we intend to purchase from the underwriters half of the total number of shares of our Common Stock offered by the Selling Shareholder in this offering, representing 3,000,000 shares, at a price per share equal to the price per share at which the underwriters will purchase the shares from the Selling Shareholder in this offering. The closing of the Stock Repurchase is expected to be concurrent with the closing of this offering. The shares of Common Stock repurchased in the Stock Repurchase will no longer be outstanding after this offering. The completion of the Stock Repurchase is contingent on the satisfaction of customary closing conditions and conditioned upon the completion of this offering. The completion of this offering is not conditioned upon the completion of the Stock Repurchase. We cannot assure you that this offering or the Stock Repurchase will be consummated. See “Stock Repurchase.”

The following table shows the underwriting discounts and commissions that the Selling Shareholder is to pay to the underwriters in connection with this offering. The underwriters will not receive any discount or commission in respect of the shares of our Common Stock purchased by us from the underwriters in the Stock Repurchase.

Paid by Selling Shareholder
Per share	$
Total	$

The Company estimates that the total expenses of this offering (not including underwriting discounts and commissions) will be approximately $850,000.

In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

•	Covering transactions involve purchases of shares in the open market in order to cover short positions.

•	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Conflicts of Interest

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates may have in the past performed commercial banking, investment banking and advisory services for us and the Selling Shareholder and its affiliates from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us or the Selling Shareholder and its affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours, our affiliates or the Selling Shareholder and its affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We and the Selling Shareholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares of our Common Stock have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to shares of our Common Stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares of our Common Stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of shares of Common Stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our Common Stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our Common Stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our Common Stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

In relation to the United Kingdom, no shares of our Common Stock have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of our Common Stock that either (i) has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that offers of shares of our Common Stock may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•	in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000, as amended (“FSMA”);

provided that no such offer of shares of our Common Stock shall require the issuer or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our Common Stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our Common Stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our Common Stock, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Canada

The shares of our Common Stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the shares of our Common Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriters conflicts of interest in connection with this offering.

Hong Kong

The shares of our Common Stock may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or the Companies (Winding Up and Miscellaneous Provisions) Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the Securities and Futures Ordinance, (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares of our Common Stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of our Common Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of our Common Stock may not be circulated or distributed, nor may the shares of our Common Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares of our Common Stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore, or Regulation 32.

Where the shares of our Common Stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than US$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA or (6) as specified in Regulation 32.

Japan

The shares of our Common Stock have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The shares of our Common Stock may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Switzerland

This prospectus supplement and the base prospectus is not intended to constitute an offer or solicitation to purchase or invest in shares of our Common Stock. The shares of our Common Stock may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the shares of our Common Stock to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the base prospectus nor any other offering or marketing material relating to the shares of our Common Stock constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the base prospectus nor any other offering or marketing material relating to the shares of our Common Stock may be publicly distributed or otherwise made publicly available in Switzerland.

In particular, this prospectus supplement will not be filed with, and the offer of the shares of our Common Stock will not be supervised by, the Swiss Financial Market Supervisory Authority, and the shares of our Common Stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the shares of our Common Stock.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares of our Common Stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of our Common Stock offered should conduct their own due diligence on the shares of our Common Stock. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (the “Corporations Act”)) in relation to the shares of our Common Stock has been, or will be, lodged with the Australian Securities and Investments Commission (“ASIC”), the Australian Securities Exchange operated by ASX Limited or any other regulatory body or agency in Australia. This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a)	you confirm and warrant that you are either:

(i)	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii)

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii)	a person associated with the Company under section 708(12) of the Corporations Act; or

(iv)

a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(b)

you warrant and agree that you will not offer any of the shares of our Common Stock for resale in Australia within 12 months of those shares of our Common Stock being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968 and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the shares of our Common Stock is directed only at, (1) a limited number of persons in accordance with the Israeli Securities Law and (2) investors listed in the first addendum to the Israeli Securities Law (as it may be amended from time to time, the “Addendum”), consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million, and “qualified individuals,” each as defined in the Addendum, collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of its meaning and agree to it.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are a Marshall Islands corporation. The Marshall Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent.

Most of our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for U.S. investors to effect service of process within the United States upon us, our directors or officers or our subsidiaries or to realize against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. We have appointed CT Corporation System, 28 Liberty Street, New York, New York 10005, as our agent to accept service of process on our behalf in the United States.

Watson Farley & Williams LLP, our counsel as to Marshall Islands law, has advised us that there is uncertainty as to whether the courts of the Marshall Islands would (1) recognize or enforce against us or our directors or officers judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws or (2) impose liabilities against us or our directors and officers in original actions brought in the Marshall Islands, based on these laws.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Baker Botts L.L.P., New York, New York. The validity of the Common Stock being offered hereby and certain other legal matters with respect to the laws of the Republic of the Marshall Islands will be passed upon for us by Watson Farley & Williams LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York and London, U.K. Vedder Price P.C. is counsel to the Selling Shareholder.

EXPERTS

The audited financial statements incorporated by reference in this prospectus supplement, except as they relate to Enterprise Navigator Ethylene Terminal LLC, and the effectiveness of internal control over financial reporting as of December 31, 2023 have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. Such financial statements, except as they relate to Enterprise Navigator Ethylene Terminal LLC, and management’s assessment of the effectiveness of internal control over financial reporting have been so incorporated in reliance on the report of such independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

The audited financial statements of Enterprise Navigator Ethylene Terminal LLC, not separately incorporated by reference in this prospectus supplement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, whose report thereon is incorporated by reference. The audited financial statements of Navigator Holdings Ltd., to the extent they relate to Enterprise Navigator Ethylene Terminal LLC, have been so incorporated in reliance on the report of such independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

EXPENSES

The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, in connection with this offering. Such costs and expenses will be paid by us.

SEC registration fee	$14,710	*
Legal fees and expenses	455,000
Accounting fees and expenses	343,075
Printing and typesetting expenses	25,000
Transfer agent fees and other	—
Miscellaneous	10,000

Total	$847,785

*	Previously paid.

PROSPECTUS

Navigator Holdings Ltd.

Up to 42,558,858 Shares of Common Stock

Offered by the Selling Shareholders

This prospectus relates to the resale from time to time in one or more offerings by the selling shareholders named herein of up to an aggregate of 42,558,858 shares of our common stock. We are not selling any shares of common stock under this prospectus, and we will not receive any proceeds from the sale of common stock by the selling shareholders. For more information about the selling shareholders, please read “Selling Shareholders.”

The selling shareholders may offer and sell or otherwise dispose of the common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholders will pay any fees, discounts and commissions, stock transfer taxes and fees and expenses incurred by them in connection with registering or disposing of the common stock. We will bear all other fees and expenses incurred in effecting the registration of the common stock covered by this prospectus or in the filing of any amendments or supplements to the registration statement or this prospectus, all other expenses incident to the registration of the common stock and the fees and expenses of counsel to the selling shareholders (limited to one law firm for each selling shareholder). See “Plan of Distribution” for more information about how the selling shareholders may sell or dispose of their common stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. To the extent required, the number of shares of common stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter and any applicable discounts, commissions, concessions, or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Our common stock is traded on the New York Stock Exchange (the “NYSE”), under the symbol “NVGS.” We will provide information in the related prospectus supplement for the trading market, if any, for any securities that may be offered.

Investing in our securities involves risks. You should carefully consider the risk factors described under “Risk Factors” on page 7 of this prospectus before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 11, 2023.

In making your investment decision, you should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference in this prospectus. Neither we nor the selling shareholders have authorized anyone else to give you different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling shareholders are not offering these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the Securities and Exchange Commission (the “SEC”), incorporated by reference in this prospectus.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling shareholders may over time, in one or more offerings, offer and sell up to an aggregate of 42,558,858 shares of our common stock as described in this prospectus.

This prospectus provides you with a general description of Navigator Holdings Ltd. and the securities that are registered hereunder that may be offered by the selling shareholders. We may also add, update or change information in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file with the SEC. Because the selling shareholders may be deemed to be “underwriters” under the Securities Act of 1933, as amended (or the Securities Act), each time a selling shareholder sells any common stock offered by this prospectus, such selling shareholder is required to provide you with this prospectus and any related prospectus supplement in the manner required by the Securities Act. To the extent information in this prospectus is inconsistent with the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Before you invest in our securities, you should carefully read this prospectus, including the “Risk Factors,” any prospectus supplement, the information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Where You Can Find More Information” in both this prospectus and any prospectus supplement) and any additional information you may need to make your investment decision.

Unless the context otherwise requires all references in this prospectus to “Navigator Holdings,” “our,” “we,” “us” and the “Company” refer to Navigator Holdings Ltd., a Marshall Islands corporation. All references in this prospectus to our wholly owned subsidiary “Navigator Gas L.L.C.” refer to Navigator Gas L.L.C., a Marshall Islands limited liability company. As used in this prospectus, unless the context indicates or otherwise requires, references to “our fleet” or “our vessels” include the 56 vessels we owned and operated as of March 31, 2023 and the vessel acquired on April 13, 2023 through our joint venture (the “Navigator Greater Bay Joint Venture”) with Greater Bay Gas Co. Ltd (“Greater Bay Gas”).

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 regarding the securities covered by this prospectus. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and the securities offered in this prospectus, you may wish to review the full registration statement, including its exhibits. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us, which you can access over the Internet at www.sec.gov. You may also obtain information about us on our website at www.navigatorgas.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC. Our common stock is traded on the NYSE under the symbol “NVGS.”

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, we are required to file with the SEC annual reports on Form 20-F within four months of our fiscal year-end, and provide to the SEC other material information on Form 6-K. These reports and other information may be inspected and copied at the public reference facilities maintained by the SEC or obtained from the SEC’s website as provided above. Our website, also provided above, will make our annual reports on Form 20-F and our periodic reports filed with the SEC available, free of charge, through our website as soon as reasonably practicable after those reports are electronically filed with the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, including the filing of quarterly reports or current reports on Form 8-K. However, we intend to make available quarterly reports containing our unaudited interim financial information for the first three fiscal quarters of each fiscal year.

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, automatically will update information previously filed with the SEC, and may replace information in this prospectus.

We incorporate by reference into this prospectus the documents listed below:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2022 filed on April 4, 2023 (“our 2022 Annual Report”)[1];

[1]

In connection with the preparation of the Company’s consolidated financial statements for the three months ended March 31, 2023, an error was identified in relation to the classification of cash received from the non-controlling interest in the Navigator Greater Bay Joint Venture in our statement of cash flows presented in our consolidated financial statements for the year ended December 31, 2022. This receipt of $5.9 million was incorrectly reported in the consolidated statement of cashflows within “Cash flows from investing activities” instead of “Cash flows from financing activities.” The correction of this matter will result in a decrease in cash flows from investing activities of $5.9 million and an increase in cash flows from financing activities of $5.9 million. This revision has no impact on the consolidated balance sheet or statements of operations, comprehensive income/(loss) and stockholders’ equity. The Company has evaluated these amounts and has concluded that while they are immaterial to the consolidated financial statements for the year ended December 31, 2022, they should be corrected by revising the previously reported financial information when such amounts are presented for comparative purposes for the year ended December 31, 2023.

•	our report on Form 6-K for the quarter ended March 31, 2023 filed on May 22, 2023 (the second report filed on that date);

•	our reports on Form 6-K filed on May 11, 2023, May 24, 2023 and our two reports on Form 6-K on June 20, 2023;

•	all subsequent annual reports on Form 20-F filed prior to the termination of this offering;

•

all subsequent current reports on Form 6-K furnished prior to the termination of this offering that we identify in such current reports as being incorporated by reference into the registration statement of which this prospectus is a part; and

•

the description of our common stock contained in our Registration Statement on Form 8-A/A filed on November 15, 2013, including any subsequent amendments or reports filed for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through its website. You may also request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by visiting our website at www.navigatorgas.com, or by writing or calling us at the following address:

Navigator Holdings Ltd.

c/o NGT Services (UK) Ltd.

10 Bressenden Place,

London, SW1E 5DH,

United Kingdom

FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference contain certain forward-looking statements concerning plans and objectives of management for future operations or economic performance, or assumptions related thereto. In addition, we and our representatives may from time to time make other oral or written statements that are also forward-looking statements. Such statements include, in particular, statements about our plans, strategies, business prospects, changes and trends in our business, and the markets in which we operate. In some cases, you can identify the forward-looking statements by the use of words such as “may,” “could,” “should,” “would,” “expect,” “plan,” “anticipate,” “intend,” “forecast,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue,” “scheduled” or the negative of these terms or other comparable terminology. These forward-looking statements reflect management’s current views only as of the date of this prospectus and are not intended to give any assurance as to future results. As a result, you are cautioned not to rely on any forward-looking statements.

Forward-looking statements appear in a number of places in this prospectus and the documents we incorporate by reference and are subject to a number of risks and uncertainties including, but not limited to:

•	future operating or financial results;

•	pending acquisitions, business strategy and expected capital spending;

•	operating expenses, availability of crew, number of off-hire days, drydocking requirements and insurance costs;

•	fluctuations in currencies and interest rates;

•	general market conditions and shipping market trends, including charter rates and factors affecting supply and demand;

•	our ability to continue to comply with all our debt covenants;

•

our financial condition and liquidity, including our ability to refinance our indebtedness as it matures or obtain additional financing in the future to fund capital expenditures, acquisitions and other corporate activities;

•	estimated future capital expenditures needed to preserve our capital base;

•	our expectations about the availability of vessels to purchase, or the useful lives of our vessels;

•	our continued ability to enter into long-term, fixed-rate time charters with our customers;

•

our vessels engaging in ship to ship transfers of liquified petroleum gas (“LPG”) or petrochemical cargoes which may ultimately be discharged in sanctioned areas or to sanctioned individuals without our knowledge;

•	the impact of the Russian invasion of Ukraine;

•	changes in governmental rules and regulations or actions taken by regulatory authorities;

•	global epidemics or other health crises such as the outbreak of COVID-19, including their impact on our business;

•	potential liability from future litigation;

•	our expectations relating to the payment of dividends;

•	our ability to maintain proper internal control over financial reporting and our disclosure controls and procedures;

•	our expectations regarding the financial success of the ethylene export marine terminal at Morgan’s Point, Texas (the “Ethylene Export Terminal”) and our related 50/50 joint venture (the “Export

Terminal Joint Venture”) and our expectations regarding the completion of construction and financing, and the financial success, of the capital project to expand the Ethylene Export Terminal (the “Expansion Project”).

•	our expectations regarding the financial success of our Navigator Greater Bay Joint Venture; and

•	other factors discussed herein and those listed in the reports and other documents that we file with the SEC.

Forward-looking statements in this prospectus are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us and therefore involve a number of risks and uncertainties, including those risks discussed in “Risk Factors” and those risks discussed in reports we file with the SEC. The risks, uncertainties and assumptions involve known and unknown risks and are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

We undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

ABOUT NAVIGATOR HOLDINGS LTD.

Navigator Holdings Ltd. was formed in 1997 as an Isle of Man public limited company for the purpose of building and operating a fleet of five semi-refrigerated, ethylene-capable liquefied gas carriers. In March 2008, we redomiciled as a corporation in the Republic of the Marshall Islands and we maintain our principal executive offices at 10 Bressenden Place, London, SW1E 5DH, United Kingdom. Our telephone number at that address is +44 20 7340 4850. Our agent for service of process in the United States is CT Corporation System and its address is 28 Liberty Street, New York, New York 10005.

We are the owner and operator of 56 liquefied gas carriers, which includes the world’s largest fleet of handysize liquefied gas carriers. We also own a 50% share in our Ethylene Export Terminal at Morgan’s Point, Texas on the Houston Ship Channel through our Export Terminal Joint Venture.

Our shares of common stock are traded on the New York Stock Exchange under the ticker symbol “NVGS.”

RISK FACTORS

An investment in our securities involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus, any prospectus supplement and the documents we have incorporated by reference into this prospectus and any prospectus supplement, including those in “Item 3. Key Information—Risk Factors” in our 2022 Annual Report, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, in evaluating an investment in the securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of common stock by the selling shareholders under this prospectus and any prospectus supplement.

Pursuant to the Investor Rights Agreements between the selling shareholders and the Company, the selling shareholders will pay any fees, discounts and commissions, stock transfer taxes and fees and expenses incurred by them in connection with registering or disposing of the common stock registered hereby. We will bear all other fees and expenses incurred in effecting the registration of the common stock covered by this prospectus or in the filing of any amendments or supplements to the registration statement or this prospectus, all other expenses incident to the registration of the common stock and the fees and expenses of counsel to the selling shareholders (limited to one law firm for each selling shareholder).

CAPITALIZATION

The following table shows our cash, cash equivalents and restricted cash and capitalization as of March 31, 2023. You should read this table in conjunction with the historical financial statements and accompanying notes incorporated by reference into this prospectus and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our report on Form 6-K for the three months ended March 31, 2023, which is incorporated by reference herein.

As of March 31, 2023
(In thousands, except share data)
Cash, cash equivalents and restricted cash	$190,863

Debt:
Secured term loan facilities and revolving credit facilities, net of deferred financing costs (including current portion)	$848,479
Operating lease liabilities (including current portion)	4,430
Senior unsecured bond, net of deferred financing costs	99,042
Amount due to related parties (including current portion)	47,031

Total debt	$998,982
Stockholders’ equity:
Common Stock—$0.01 par value per share; 400,000,000 shares authorized; 74,689,819 shares issued and outstanding	$747
Additional paid-in capital	$798,368
Accumulated other comprehensive loss	$(298)
Retained earnings	$354,700

Total Navigator Holdings Ltd. stockholders’ equity	$1,153,517
Non-controlling interest	$31,335

Total equity	$1,184,852

Total capitalization	$2,183,834

DESCRIPTION OF THE COMMON STOCK

Authorized Capitalization

As of March 31, 2023, our authorized share capital consisted of 400,000,000 shares of common stock, of which 74,689,819 shares were issued and outstanding and 40,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were issued and outstanding. All of our shares are in registered form.

Common Stock

The following contains a description of our common stock, as well as certain related additional information. The following summary does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our Second Amended and Restated Bylaws and Amended and Restated Articles of Incorporation, which we refer to as our “bylaws” and our “articles of incorporation,” respectively, and to the other agreements described herein. Our corporate affairs are governed by our articles of incorporation and bylaws and by the Marshall Islands Business Corporations Act, or the “BCA.”

Each outstanding share of common stock generally entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably (on a per share basis) all dividends, if any, declared by our board of directors out of funds legally available for dividends. We do not anticipate declaring or paying any cash dividends to holders of our common stock in the near term. We may, however, adopt in the future a policy to make cash dividends. Our future dividend policy is within the discretion of our board of directors. Agreements governing our indebtedness impose restrictions on us, including, among other things, limiting our ability to pay dividends out of operating revenues generated by the vessels securing such indebtedness, redeem any shares or make any other payment to our equity holders, if there is a default under such agreements.

Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of common stock are entitled to ratably (on a per share basis) receive the assets available for distribution to the shareholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and non-assessable.

Holders of common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any preferred stock which we may issue in the future.

Anti-takeover Effects of Certain Provisions of Our Articles of Incorporation and Bylaws

Certain provisions of our articles of incorporation and bylaws, which are summarized in the following paragraphs, may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for the common stock held by shareholders.

Election and Removal of Directors; Vacancies

Subject to the rights of the holders of any series of preferred shares in us, directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the shareholders entitled to vote in the election. Our articles of incorporation provide that, subject to any rights of holders of preferred shares, directors will be elected at each annual meeting of shareholders to serve until the next annual meeting of shareholders and until his or her successor shall have been duly elected and qualified, except in the event of his or her death, resignation, removal or the earlier termination of his or her term of office. Our articles of incorporation provide that, subject to any rights of holders of preferred shares, no director may be removed except both for cause and with the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares entitled to vote in the election of directors.

Subject to the following sentence, vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause (other than vacancies and newly created directorships which the holders of any class or classes of shares or series thereof are expressly entitled by our by articles of incorporation to fill) shall be filled by, and only by, a vote of not less than the majority of the directors then in office, although less than a quorum, or by the sole remaining director. Any director appointed to fill a vacancy or a newly created directorship shall hold office until the next annual meeting of shareholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

On December 22, 2020, in connection with the acquisition by BW Group of WL Ross & Co.’s approximately 39.1% equity interest in us, we entered into an Investor Rights Agreement with BW Group, (the “BW Group Investor Rights Agreement”), which provides BW Group with the right to designate two members of the board of directors of Navigator (provided that BW Group maintains certain ownership levels) and with certain registration rights and informational rights.

On August 4, 2021, in connection with the acquisition of the fleet and businesses of Ultragas ApS (the “Ultragas Transaction”), we entered into an Investor Rights Agreement with Ultranav International S.A. and Ultranav Denmark ApS (the “Ultranav Investor Rights Agreement”), which provides Ultranav with the right to designate two members of the board of directors of Navigator (provided that Ultranav maintains certain ownership levels) and with certain registration rights and informational rights. In connection with the Ultragas Transaction, Navigator also amended and restated the BW Group Investor Rights Agreement to conform the terms of such agreement with the Ultranav Investor Rights Agreement.

Notwithstanding the foregoing, in the event that the holders of any class or series of preferred shares shall be entitled, voting separately as a class, to elect any of our directors, then the number of directors that may be elected by such holders voting separately as a class shall be in addition to the number otherwise fixed pursuant to resolution of our board of directors. Notwithstanding the foregoing, except as otherwise provided in the terms of such class or series, (i) the term of the directors elected by such holders voting separately as a class shall expire at the next annual meeting of shareholders and (ii) any director or directors elected by such holders voting separately as a class may be removed, with or without cause, by the holders of a majority of the voting power of all outstanding shares of us entitled to vote separately as a class in an election of such directors.

No Cumulative Voting

The BCA provides that shareholders are not entitled to the right to cumulate votes in the election of directors unless our articles of incorporation provides otherwise. Our articles of incorporation do not provide for cumulative voting.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our bylaws provide that, with a few exceptions, shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary.

Generally, to be timely, a shareholder’s notice must be received at our principal executive office not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of shareholders. Our bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Calling of Special Meetings of Shareholders

Our bylaws provide that special meetings of our shareholders may be called only by our board of directors.

Amendments to Our Bylaws

Our articles of incorporation and bylaws grant our board of directors the authority to amend and repeal our bylaws without a shareholder vote in any manner not inconsistent with the laws of the Republic of the Marshall Islands.

“Blank Check” Preferred Stock

Under the terms of our articles of incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of that series. Our board of directors may issue preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.

Dissenters’ Rights of Appraisal and Payment

Under the BCA, our shareholders have the right to dissent from various corporate actions, including certain mergers or consolidations or the sale or exchange of all or substantially all of our assets not made in the usual and regular course of our business, and receive payment of the fair value of their shares, subject to exceptions. For example, the right of a dissenting shareholder to receive payment of the fair value of his shares is not available if for the shares of any class or series of stock, which shares at the record date fixed to determine the shareholders entitled to receive notice of and vote at the meeting of shareholders to act upon the agreement of merger or consolidation or any sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual course of its business, were either (1) listed on a securities exchange or admitted for trading on an interdealer quotation system or (2) held of record by more than 2,000 holders. In the event of any further amendment of our articles of incorporation, a shareholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the High Court of the Republic of the Marshall Islands or in any appropriate court in any jurisdiction in which the company’s shares are primarily traded on a local or national securities exchange. The value of the shares of the dissenting shareholder is fixed by the court after reference, if the court so elects, to the recommendations of a court-appointed appraiser.

Shareholders’ Derivative Actions

Under the BCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of our shares or a beneficial interest therein both at the time the derivative action is commenced and at the time of the transaction to which the action relates or that their shares devolved upon them by operation of law, among other requirements set forth in the BCA.

Limitations on Liability and Indemnification of Officers and Directors

The BCA authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our articles of incorporation include a provision that eliminates the personal liability of directors and officers for monetary damages for actions taken as a director or officer to the fullest extent permitted by law.

Our articles of incorporation provide that we must indemnify our directors and officers to the fullest extent authorized by law. We are also expressly authorized to advance certain expenses (including attorneys’ fees) to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our articles of incorporation may discourage shareholders from bringing a lawsuit against directors or officers for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Transfer Agent

The registrar and transfer agent for the common stock is the American Stock Transfer & Trust Company, LLC.

Listing

Our common stock is listed on the NYSE under the symbol “NVGS.”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (each as defined below) of owning and disposing of our common stock. This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated under the Code, and administrative rulings and court decisions, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. Changes in these authorities may cause the tax consequences of owning or disposing of our common stock to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to “we,” “our” or “us” are references to Navigator Holdings Ltd. The following discussion applies only to beneficial owners of our common stock that own shares of common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, for investment purposes) and is not intended to be applicable to categories of potential investors that are subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers or traders in securities who use a mark-to-market method of tax accounting;

•	tax-exempt organizations;

•	retirement plans or individual retirement accounts;

•	former citizens or long-term residents of the United States;

•	United States persons that own, actually or constructively, 10% or more (by vote or value) of our outstanding stock;

•	persons that hold their common stock as part of a straddle, conversion, constructive sale or integrated transaction for U.S. federal income tax purposes;

•	partnerships or other pass-through entities or arrangements and their owners; or

•	persons who have a functional currency other than the U.S. dollar.

If a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership that is considering an investment in our common stock, we encourage you to consult your own tax advisor regarding the tax consequences to you of the partnership’s ownership and disposition of our common stock

No ruling has been or will be requested from the United States Internal Revenue Service (the “IRS”) regarding any matter affecting us or our shareholders. The statements made herein may be challenged by the IRS and, if so challenged, may not be sustained upon review in a court. This discussion does not contain information regarding any U.S. state or local taxes, any U.S. federal taxes other than U.S. federal income taxes, the alternative minimum tax, or any non-U.S. taxes concerning the ownership or disposition of our common stock.

THIS DISCUSSION DOES NOT ADDRESS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE IMPORTANT TO A PARTICULAR SHAREHOLDER IN LIGHT OF SUCH SHAREHOLDER’S INDIVIDUAL CIRCUMSTANCES. ACCORDINGLY, EACH PROSPECTIVE SHAREHOLDER IS URGED TO CONSULT ITS TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF OWNING AND DISPOSING OF OUR COMMON STOCK.

Status as a Corporation

We are treated as a corporation for U.S. federal income tax purposes. As a result, neither U.S. Holders nor Non-U.S. Holders will be directly subject to U.S. federal income tax on our income, but rather will be subject to U.S. federal income tax on distributions received from us and dispositions of shares as described below.

U.S. Federal Income Taxation of U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of our common stock that is:

•	an individual U.S. citizen or resident (as determined for U.S. federal income tax purposes);

•	a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) organized under the laws of the United States or its political subdivisions;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (i) a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

Distributions

Subject to the discussion below of the rules applicable to PFICs, any distributions to a U.S. Holder made by us with respect to our common stock generally will constitute dividends to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in its common stock and thereafter as capital gain. U.S. Holders that are corporations generally will not be entitled to claim a dividend received deduction with respect to distributions they receive from us. Dividends received with respect to our common stock generally will be treated as “passive category income” for purposes of computing allowable foreign tax credits for U.S. federal income tax purposes.

Dividends received with respect to our common stock by a U.S. Holder that is an individual, trust or estate, or a “U.S. Individual Holder,” generally will be treated as “qualified dividend income,” which is taxable to such U.S. Individual Holder at preferential tax rates, provided that: (i) our common stock is readily tradable on an established securities market in the United States (such as the New York Stock Exchange on which our common stock is listed); (ii) we are not a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year (which we do not believe we are, have been or will be, as discussed below under “PFIC Status and Significant Tax Consequences”); (iii) the U.S. Individual Holder has owned the common stock for more than 60 days during the 121-day period beginning 60 days before the date on which the common stock become ex-dividend (and has not entered into certain risk limiting transactions with respect to such common stock); and (iv) the U.S. Individual Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. Because of the uncertainty of these matters, including whether we are or will be a PFIC, there is no assurance that any dividends paid on our common stock will be eligible for these preferential rates in the hands of a U.S. Individual Holder, and any dividends paid on our common stock that are not eligible for these preferential rates will be taxed as ordinary income to a U.S. Individual Holder.

Special rules may apply to any amounts received in respect of our common stock that are treated as “extraordinary dividends.” In general, an extraordinary dividend is a dividend with respect to a share of our common stock that is equal to or in excess of 10% of a shareholder’s adjusted tax basis (or fair market value upon the shareholder’s election) in such share. In addition, extraordinary dividends include dividends received within a one-year period that, in the aggregate, equal or exceed 20% of a shareholder’s adjusted tax basis (or fair market value). If we pay an “extraordinary dividend” on shares of our common stock that is treated as “qualified dividend income,” then any loss recognized by a U.S. Individual Holder from the sale or exchange of such shares will be treated as long-term capital loss to the extent of the amount of such dividend.

Sale, Exchange or other Disposition of Common Stock

Subject to the discussion of PFICs below, a U.S. Holder generally will recognize taxable gain or loss upon a sale, exchange or other disposition of shares of our common stock in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s adjusted tax basis in such shares. The U.S. Holder’s initial tax basis in its common stock generally will be the U.S. Holder’s purchase price for the shares of common stock and that tax basis will be reduced (but not below zero) by the amount of any distributions on the shares that are treated as non-taxable returns of capital (as discussed above under “—Distributions”). Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year at the time of the sale, exchange or other disposition. Certain U.S. Holders (including individuals) may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. A U.S. Holder’s ability to deduct capital losses is subject to limitations. Such capital gain or loss generally will be treated as U.S.-source income or loss, as applicable, for U.S. foreign tax credit purposes.

PFIC Status and Significant Tax Consequences

Adverse U.S. federal income tax rules apply to a U.S. Holder that owns an equity interest in a non-U.S. corporation that is classified as a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which such U.S. Holder held our common stock, either:

•

at least 75% of our gross income (including the gross income of our vessel-owning subsidiaries) for such taxable year consists of passive income (for example, dividends, interest, capital gains from the sale or exchange of investment property and rents derived other than in the active conduct of a rental business), or

•	at least 50% of the average value of the assets held by us (including the assets of our vessel-owning subsidiaries) during such taxable year produce, or are held for the production of, passive income.

Income earned or treated as earned (for U.S. federal income tax purposes) by us in connection with the performance of services should not constitute passive income for PFIC purposes. By contrast, rental income generally would constitute passive income unless we were treated as deriving our rental income in the active conduct of a trade or business under the applicable rules.

Based on our current and projected method of operation we believe that we were not a PFIC for the 2022 taxable year, and we expect that we will not be treated as a PFIC for the current or any future taxable year. We believe that more than 25% of our gross income for each such taxable year was or will be non-passive income, and more than 50% of the average value of our assets for each such taxable year was or will be held for the production of such non-passive income. This belief is based on certain valuations and projections regarding our assets, income and charters, and its validity is conditioned on the accuracy of such valuations and projections. While we believe such valuations and projections to be accurate, the shipping market is volatile and no assurance can be given that our assumptions and conclusions will continue to be accurate at any time in the future.

Moreover, there are legal uncertainties involved in determining whether the income derived from our time-chartering activities constitutes rental income or income derived from the performance of services. In Tidewater Inc. v. United States, 565 F.3d 299 (5th Cir. 2009), the United States Court of Appeals for the Fifth Circuit (the “Fifth Circuit”) held that income derived from certain time-chartering activities should be treated as rental income rather than services income for purposes of a provision of the Code relating to foreign sales corporations.

In that case, the Fifth Circuit did not address the definition of passive income or the PFIC rules; however, the reasoning of the case could have implications as to how the income from a time charter would be classified under such rules. If the reasoning of the case were extended to the PFIC context, the gross income we derive from our time-chartering activities may be treated as rental income, and we would likely be treated as a PFIC. In published guidance, the IRS stated that it disagreed with the holding in Tidewater and specified that time charters similar to those at issue in this case should be treated as service contracts.

Distinguishing between arrangements treated as generating rental income and those treated as generating services income involves weighing and balancing competing factual considerations, and there is no legal authority under the PFIC rules addressing our specific method of operation. Conclusions in this area therefore remain matters of interpretation. We are not seeking a ruling from the IRS on the treatment of income generated by our time-chartering operations, and it is possible that the IRS or a court could disagree with our position. In addition, although we intend to conduct our affairs in a manner to avoid being classified as a PFIC with respect to any taxable year, we cannot assure shareholders that the nature of our operations will not change in the future, notwithstanding our present expectations, and that we will not become a PFIC in any future taxable year.

As discussed more fully below, if we were to be treated as a PFIC for any taxable year (and regardless of whether we remain a PFIC for subsequent taxable years), a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder makes an election to treat us as a “Qualified Electing Fund,” which we refer to as a “QEF election.” As an alternative to making a QEF election, a U.S. Holder should be able to make a “mark-to-market” election with respect to our common stock, as discussed below. If we are a PFIC, a U.S. Holder will be subject to the PFIC rules described herein with respect to any of our subsidiaries that are PFICs. However, the mark-to-market election discussed below generally will not be available with respect to shares of a PFIC subsidiary. In addition, if a U.S. Holder owns our common stock during any taxable year that we are a PFIC, such holder must file an annual report with the IRS.

Taxation of U.S. Holders Making a Timely QEF Election

A U.S. Holder that makes a timely QEF election (an “Electing Holder”) must report for U.S. federal income tax purposes such Electing Holder’s pro rata share of our ordinary earnings and net capital gain, if any, for our taxable years that end with or within their taxable year, regardless of whether or not the Electing Holder received distributions from us in that year. The Electing Holder’s adjusted tax basis in its shares of our common stock will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that were previously taxed will result in a corresponding reduction in the Electing Holder’s adjusted tax basis in its shares of common stock and will not be taxed again once distributed. An Electing Holder generally will recognize capital gain or loss on the sale, exchange or other disposition of our common stock. A U.S. Holder makes a QEF election with respect to any year that we are a PFIC by filing IRS Form 8621 with such U.S. Holder’s U.S. federal income tax return. If, contrary to our expectations, we determine that we are treated as a PFIC for any taxable year, we expect to provide each U.S. Holder with the information necessary to make the QEF election described above. Although the QEF election is available with respect to PFIC subsidiaries, in the event we are treated as a PFIC for any taxable year and acquire or own a subsidiary in the future that is treated as a PFIC, no assurances can be made that we will be able to provide U.S. Holders with the necessary information to make the QEF election with respect to such subsidiary.

Taxation of U.S. Holders Making a “Mark-to-Market” Election

If we were to be treated as a PFIC for any taxable year and, as we anticipate, our common stock was treated as “marketable stock,” then, as an alternative to making a QEF election, a U.S. Holder would be allowed to make a mark-to-market election with respect to our common stock, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If a mark-to-market election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the U.S. Holder’s shares of common stock at the end of the taxable year over the U.S. Holder’s adjusted tax basis in its shares of common stock. The U.S. Holder also would be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in its shares over the fair market value thereof at the end of the taxable year, but only to the extent of the net amount previously included in income by the U.S. Holder as a result of the mark-to-market election. A U.S. Holder’s tax basis in its shares of common stock would be adjusted to reflect any such income or loss recognized. Gain recognized on the sale, exchange or other disposition of our common stock would be treated as ordinary income, and any loss recognized on the sale, exchange or other disposition of the common stock would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder. Because the mark-to-market election only applies to marketable stock, it would not apply to a U.S. Holder’s indirect interest in any of our subsidiaries that were determined to be PFICs.

Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election

If we were to be treated as a PFIC for any taxable year, a U.S. Holder who does not make either a QEF election or a “mark-to-market” election for that year (a “Non-Electing Holder”) would be subject to special rules resulting in increased liability with respect to (i) any excess distribution (that is, the portion of any distributions received by the Non-Electing Holder on our common stock in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for the shares) and (ii) any gain realized on the sale, exchange or other disposition of the shares. Under these special rules:

•	the excess distribution or gain would be allocated ratably over the Non-Electing Holder’s aggregate holding period for the common stock;

•

the amount allocated to the current taxable year and any taxable year prior to the taxable year we were first treated as a PFIC with respect to the Non-Electing Holder would be taxed as ordinary income; and

•

the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayers for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such year.

If we were treated as a PFIC for any taxable year and a Non-Electing Holder who is an individual, dies while owning our common stock, such holder’s successor generally would not receive a step-up in tax basis with respect to the common stock.

Medicare Tax on Net Investment Income

Certain U.S. Holders, including individuals, estates and trusts, will be subject to an additional 3.8% Medicare tax on, among other things, dividends and capital gains from the sale or other disposition of equity interests in a corporation. For individuals, the additional Medicare tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by deductions that are allocable to such income. Shareholders are urged to consult their tax advisors regarding the implications of the additional Medicare tax resulting from their ownership and disposition of our common stock.

U.S. Federal Income Taxation of Non-U.S. Holders

As used herein, the term “Non-U.S. Holder” means a beneficial owner of our common stock that is an individual, corporation, estate or trust for U.S. federal income tax purposes and is not a U.S. Holder.

Distributions

Distributions we pay to a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax if the Non-U.S. Holder is not engaged in a U.S. trade or business. If the Non-U.S. Holder is engaged in a U.S.

trade or business, our distributions will be subject to U.S. federal income tax, generally in the same manner as a U.S. Holder, to the extent they constitute income effectively connected with the Non-U.S. Holder’s U.S. trade or business. In addition, the after-tax earnings and profits attributable to effectively connected dividends of a Non-U.S. Holder that is treated as a corporation generally will be subject to U.S. branch profits tax at a rate of 30% (or lower rate pursuant to an applicable income tax treaty), subject to certain adjustments. However, distributions paid to a Non-U.S. Holder that is engaged in a U.S. trade or business may be exempt from U.S. taxation under an income tax treaty if the income arising from the distribution is not attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder.

Disposition of Shares

In general, a Non-U.S. Holder is not subject to U.S. federal income tax or withholding tax on any gain resulting from the disposition of our common stock provided the Non-U.S. Holder is not engaged in a U.S. trade or business. A Non-U.S. Holder that is engaged in a U.S. trade or business will be subject to U.S. federal income tax, generally in the same manner as a U.S. Holder, in the event the gain from the disposition of shares is effectively connected with the conduct of such U.S. trade or business. In addition, the after-tax earnings and profits attributable to effectively connected gain of a Non-U.S. Holder that is treated as a corporation generally will be subject to U.S. branch profits tax at a rate of 30% (or lower rate pursuant to an applicable income tax treaty), subject to certain adjustments. Gain derived by a Non-U.S. Holder that is engaged in a U.S. trade or business may be exempt from U.S. taxation under an income tax treaty if such gain is not attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder. However, even if not engaged in a U.S. trade or business, individual Non-U.S. Holders may be subject to tax on gain resulting from the disposition of our common stock if they are present in the United States for 183 days or more during the taxable year in which those shares are disposed and meet certain other requirements.

Backup Withholding and Information Reporting

In general, payments to a non-corporate U.S. Holder of distributions or the proceeds of a disposition of common stock will be subject to information reporting. These payments to a non-corporate U.S. Holder also may be subject to backup withholding if the non-corporate U.S. Holder:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the IRS that he has failed to report all interest or corporate distributions required to be reported on their U.S. federal income tax returns; or

•	in certain circumstances, fails to comply with applicable certification requirements.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on IRS Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP or W-8IMY, as applicable.

Backup withholding is not an additional tax. Rather, a shareholder generally may obtain a credit for any amount withheld against its liability for U.S. federal income tax (and obtain a refund of any amounts withheld in excess of such liability) by timely filing a U.S. federal income tax return with the IRS.

In addition, individual citizens or residents of the United States holding certain “foreign financial assets” (which generally includes stock and other securities issued by a foreign person unless held in an account maintained by certain financial institutions) that exceed certain thresholds (the lowest being holding foreign financial assets with an aggregate value in excess of: (1) $50,000 on the last day of the tax year or (2) $75,000 at any time during the tax year) are required to report information relating to such assets. Significant penalties may apply for failure to satisfy the reporting obligations described above. Our shareholders should consult their tax advisors regarding their reporting obligations, if any, that would result from their purchase, ownership or disposition of our common stock.

NON-UNITED STATES TAX CONSIDERATIONS

Unless the context otherwise requires, references in this section to “we,” “our” or “us” are references to Navigator Holdings Ltd.

Republic of the Marshall Islands Tax Consequences

The following is the opinion of Watson, Farley & Williams LLP, our counsel as to matters of the laws of the Republic of the Marshall Islands, and the current laws of the Republic of the Marshall Islands applicable only to persons who are not citizens of and do not reside in, maintain offices in or carry on business or conduct transactions in the Republic of the Marshall Islands.

Because we and our subsidiaries do not and assuming we continue not to carry on business or conduct transactions in the Republic of the Marshall Islands, and because all documentation related to this offering will be executed outside of the Republic of the Marshall Islands, under current Republic of the Marshall Islands law you will not be subject to Republic of the Marshall Islands taxation or withholding on dividends we make to you as a shareholder. In addition, you will not be subject to Republic of the Marshall Islands stamp, capital gains or other taxes on the purchase, ownership or disposition of common stock, and you will not be required by the Republic of the Marshall Islands to file a tax return relating to your ownership of common stock.

EACH PROSPECTIVE SHAREHOLDER IS URGED TO CONSULT THEIR OWN TAX COUNSEL OR OTHER ADVISOR WITH REGARD TO THE LEGAL AND TAX CONSEQUENCES OF SHARE OWNERSHIP IN THEIR PARTICULAR CIRCUMSTANCES. FURTHER, IT IS THE RESPONSIBILITY OF EACH SHAREHOLDER TO FILE ALL STATE, LOCAL AND NON-U.S., AS WELL AS U.S. FEDERAL INCOME TAX RETURNS, WHICH THE SHAREHOLDER IS REQUIRED TO FILE.

PLAN OF DISTRIBUTION

We are registering an aggregate of 42,558,858 shares of our common stock to permit the selling shareholders named herein to resell or otherwise dispose of the common stock in the manner contemplated in this section. We will not receive any of the proceeds from the sale of common stock in this offering. Under the BW Group Investor Rights Agreement and the Ultranav Investor Rights Agreement (together, the “Investor Rights Agreements”), the selling shareholders will pay any fees, discounts and commissions, stock transfer taxes and fees and expenses incurred by them in connection with registering or disposing of the common stock registered hereby. We will bear all other fees and expenses incurred in effecting the registration of the common stock covered by this prospectus or in the filing of any amendments or supplements to the registration statement or this prospectus, all other expenses incident to the registration of the common stock and the fees and expenses of counsel to the selling shareholders (limited to one law firm for each selling shareholder). Pursuant to the Investor Rights Agreements, we agreed to file with the SEC a registration statement on Form F-3 covering the resale from time to time of the shares of common stock owned by the selling shareholders.

The securities beneficially owned by the selling shareholders covered by this prospectus may be offered and sold from time to time by the selling shareholders. The term “selling shareholders” includes the selling shareholders listed in the table below and their respective successors and permitted assigns. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The aggregate proceeds to the selling shareholders from the sale of common stock offered by it will be the purchase price of the shares less discounts or commissions, if any. Each selling shareholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The selling shareholders and any of their successors and permitted assigns may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

The selling shareholders may use one or more of the following methods when disposing of the common stock:

•	into an existing market for the securities;

•	privately negotiated transactions;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NYSE;

•

through trading plans entered into by a selling shareholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	underwritten transactions;

•	short sales, whether through a broker-dealer or otherwise;

•	to or through broker-dealers;

•

at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the foregoing; or

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers, underwriters and other agents may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of common stock, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved but any such discounts or commissions might be in excess of those customary in the types of transactions involved.

Upon being notified in writing by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act will be filed, disclosing (i) the name of each such selling shareholder and of the participating broker-dealer(s), (ii) the number of shares of common stock involved, (iii) the price at which such common stock was sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, if applicable, and (vi) other facts material to the transaction.

In connection with the sale of the common stock, the selling shareholders may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers, other financial institutions and other third parties, which may in turn engage in short sales in the course of hedging the positions they assume. The selling shareholders may also sell common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers or other third parties that in turn may sell these securities. The selling shareholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers, other financial institutions and other third parties or create one or more derivative securities which require the delivery to such broker-dealer, other financial institution and other third parties of common stock offered by this prospectus, which common stock such broker-dealer or other financial institution or third party may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction if required), including in short sale transactions. Third parties may use securities pledged by the selling shareholders or borrowed from the selling shareholders or others to settle sales or to close out any related open borrowings of securities, and may use securities received from the selling shareholders in settlement of those derivatives to close out any related open borrowings of securities.

The selling shareholders and any broker-dealers or agents that are involved in selling the common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (“FINRA”), or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

There can be no assurance that any selling shareholders will sell any or all of the common stock registered pursuant to the registration statement, of which this prospectus forms a part.

We have advised the selling shareholders that they are required to comply with Regulation M promulgated under the Exchange Act, during such time as it may be engaged in a distribution of the common stock. The foregoing may affect the marketability of common stock. The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any of the common stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We have agreed with the selling shareholders under the Investor Rights Agreements to use our commercially reasonable efforts to ensure that the common stock constituting registrable securities under the Investor Rights Agreement are registered for sale under the Securities Act as contemplated by the Investor Rights Agreement. Such obligations shall cease and terminate, with respect to such registrable securities, upon the earlier to occur of (a) such time such registrable securities have been resold pursuant to a registration statement or Rule 144 under the Securities Act (or any similar provisions then in force), or (b) such time that all such registrable securities are freely transferable without limitation and without restrictions or conditions.

SELLING SHAREHOLDERS

The table below sets forth, as of June 28, 2023, the name of the selling shareholders for which we are registering shares of common stock for resale to the public and the aggregate principal amount that the selling shareholders may offer pursuant to this prospectus. When we refer to the “selling shareholders” in this prospectus, we mean the persons listed in the tables below, and their successors and permitted assigns.

The following table sets forth information relating to the selling shareholders as of June 28, 2023 based on information supplied to us by the selling shareholders on or prior to that date. We have not sought to verify such information. Information concerning the selling shareholders may change over time. The selling shareholders may hold or acquire at any time common stock in addition to those offered by this prospectus and may have acquired additional shares of common stock since the date on which the information reflected herein was provided to us. In addition, the selling shareholders may have sold, transferred or otherwise disposed of some or all of their common stock since the date on which the information reflected herein was provided to us and may in the future sell, transfer or otherwise dispose of some or all of their shares of common stock in private placement transactions exempt from or not subject to the registration requirements of the Securities Act.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

	Common Stock Owned Prior To Offering			Common Stock Owned After Offering
Selling Shareholder	Shares of Common Stock	Percentage(1)	Shares of Common Stock Being Offered	Shares of Common Stock(2)	Percentage(1)
BW Group(3)	21,886,254	29.8%	21,886,254	0	0%
Ultranav International ApS(4)	20,672,604	28.1%	20,672,604	0	0%

(1)	The percentage beneficial ownership of Navigator is based on 73,502,021 shares of common stock issued and outstanding as of June 28, 2023.
(2)

Assumes the sale of all shares of common stock held by the selling shareholders offered by this prospectus. We cannot advise you as to whether the selling shareholders will in fact sell any or all of such securities. In addition, the selling shareholders may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

(3)

Represents 21,886,254 shares of common stock held directly by BW Group. The address of BW Group is c/o Inchona Services Limited, Washington Mall Phase 2, 4th Floor, Suite 400, 22 Church Street, HM 1189, Hamilton HMEX, Bermuda.

(4)	Represents 20,672,604 shares of common stock held directly by Ultranav International ApS. The address of Ultranav International ApS is Smakkedalen 6, 2820 Gentofte, Denmark.

Selling shareholder information for each additional selling shareholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling shareholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute or change the information contained in this prospectus, including the identity of each selling shareholder and the number of shares of common stock registered on its behalf. A selling shareholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are a Marshall Islands corporation. The Marshall Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent.

Most of our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for U.S. investors to effect service of process within the United States upon us, our directors or officers or our subsidiaries or to realize against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. We have appointed CT Corporation System, 28 Liberty Street, New York, New York 10005, as our agent to accept service of process on our behalf in the United States.

Watson Farley & Williams LLP, our counsel as to Marshall Islands law, has advised us that there is uncertainty as to whether the courts of the Marshall Islands would (1) recognize or enforce against us or our directors or officers judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws or (2) impose liabilities against us or our directors and officers in original actions brought in the Marshall Islands, based on these laws.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Baker Botts L.L.P., New York, New York. The validity of the common stock being offered hereby and certain other legal matters with respect to the laws of the Republic of the Marshall Islands will be passed upon for us by Watson Farley & Williams LLP. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The audited financial statements of Navigator Holdings Ltd. as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022 incorporated by reference in this prospectus, except as they relate to Enterprise Navigator Ethylene Terminal LLC, and the effectiveness of internal control over financial reporting as of December 31, 2022 have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. Such financial statements, except as they relate to Enterprise Navigator Ethylene Terminal LLC, and management’s assessment of the effectiveness of internal control over financial reporting have been so included in reliance on the report of such independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

The audited financial statements of Enterprise Navigator Ethylene Terminal LLC, as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022, not separately incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, whose report thereon is incorporated by reference. The audited financial statements of Navigator Holdings Ltd., to the extent they relate to Enterprise Navigator Ethylene Terminal LLC, have been so included in reliance on the report of such independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

The consolidated balance sheets of Navigator Holdings Ltd as of December 31, 2020, the related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for the year ended December 31, 2020, and the related notes appearing in Navigator Holdings Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. The financial statements of Enterprise Navigator Ethylene Terminal LLC (an equity method investee of Navigator Holdings not presented separately herein) for the year ended December 31, 2020, have been audited by Deloitte & Touche LLP, as stated in their report incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

EXPENSES

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, in connection with the issuance and distribution of the securities covered by this prospectus. All amounts are estimated, except the SEC registration fee.

U.S. Securities and Exchange Commission registration fee		$58,508
New York Stock Exchange listing fee		*
Legal fees and expenses		*
Accounting fees and expenses		*
Printing and engraving costs		*
Transfer agent fees and other		*
Miscellaneous		*

Total	$	*

*	To be provided in a prospectus supplement or in a Report on Form 6-K subsequently incorporated by reference into this prospectus.

Navigator Holdings Ltd.

6,000,000 Shares of Common Stock

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated July 11, 2023)

Joint Book-Running Managers

Citigroup	DNB Markets

June     , 2024